UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a - 101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Herman Miller, Inc.

(Name of Registrant as Specified In Its Charter)

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August 30, 2011

Dear Fellow Herman Miller Shareholder,

After a couple of difficult years, I'm happy to report to you that Herman Miller's employees and the creative network we're part of have turned in a remarkable performance. Thanks to the effort, perseverance, and patience on the parts of Herman Miller's employee-owners, we have emerged from a tough period with our values intact, our competitive position strong, and our strategy from past years beginning to pay off.

As I said last year, I'm pleased that we were able to balance three things-honoring our obligations to investors, keeping the talent we have, and investing in ways that broaden our markets. When we balance all of these things, we are making sure the Herman Miller community will thrive for years to come.

The core of our business continues to center on serving the furniture needs of businesses within North America. Over the past six years, however, we have made a deliberate and sustained effort to broaden our mix of customers and channels to market. We have pursued this direction through both internal development and acquisitions. We are beginning to see positive results from this broadening and deepening of our markets. This more diverse customer base is beginning to provide great opportunities for growth and future stability during economic cycles.

Financial highlights
We recorded the largest increase in sales in a 1-year period in Herman Miller's history. Earnings per share were $1.06, up from $.43 last year-a 147% improvement. Our EVA rose from $6.4M to $26.6 million, we achieved a Return on Invested Capital of 27% on the full year, and we generated $91 million cash from operations. We reduced our debt by $50 million and contributed over $50 million to employee pension plans. These last two items were important goals we had set to improve our financial flexibility for dealing with economic cycles in coming years.

Special thanks and recognition go to our sales teams in each of the business units. They did a great job of connecting with our customers and dealers. In particular, the North America Work business sales team had great success implementing our strategy to drive market share and increase sales to our dealers.

The International team had a very strong business rebound, led by the team in Asia, who has continued to increase our presence in the region and build on our relationship with POSH, a leading manufacturer and distributor of quality office furniture in Asia. Since 2008, we have had a strategic alliance with POSH. In March, 2011, we entered into an agreement to acquire the company, and we plan to complete this acquisition this fiscal year. This year we opened a new showroom in Hong Kong and a new retail store in Tokyo.

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The Geiger team had the largest percentage increase in orders with a year-over-year rise of 76%. Sales at Geiger were up 26%. The Retail team had another strong year and exceeded our expectations with our new on-line retail store.
As you can see, great performance in a wide range of markets contributed strongly to the great year we had. We look forward to continued broad performance.

New products and showrooms
In 2011, we invested $35 million in product development; we spent on average over the previous four years 2.2% of sales on R&D. This year, we began to see results. We introduced a remarkable number of new products, and made significant progress in strengthening the impact of our facilities on customer encounters and sales. In fiscal 2011, approximately 22% of total revenue was derived from sales of products introduced over the past four years.

* Herman Miller Healthcare continues to develop. Two years ago we acquired Nemschoff, and last year at NeoCon we re-branded our healthcare business and launched the Compass system. This innovation has been a focal point for demonstrating to our customers and dealers that we are serious about the healthcare business, and it served to act as catalyst for the combined power of Herman Miller and Nemschoff. We have had some significant wins with the combined group and are making great progress toward our long-term vision.

This year, we completely re-directed the GreenHouse public space to be a focus point for all of Herman Miller Healthcare. For the first time, the Herman Miller Healthcare team-including Nemschoff and Brandrud-has a real home. All our products are in one place; we have a great place to interact with customers and a home base for events and demonstrating our history and achievements in healthcare.

* Products from International and the North American Work Business. We launched Canvas Office Landscape; the award winning SAYL line of ergonomic seating; the Arras desk system (from International for the Asian market); the Everywhere tables; the Flo monitor arm; and, several new products from Geiger. Our Research and Development, Marketing and Operations teams did a great job of developing and bringing these important new products to market.
* Herman Miller introduced the word “ergonomics” to our industry in 1976, and we moved last year to strengthen our position as industry leader. We launched the Thrive portfolio of ergonomic solutions, and acquired U.K. technology support company Colebrook Bosson Saunders.

Farewell and thanks to Brian Griffiths
This year marks the 20th and final year Brian Griffiths has served on Herman Miller's Board of Directors. He has served through times of great change at Herman Miller, but his commitment to the company, its shareholders, and its employees has never wavered. On behalf of the many people in the Herman Miller community over the past two decades, I'd like to thank Brian for giving us his wisdom and dedication, and we wish him all the best.

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Where to from here?
This past year marked our 106th year as a company and community. Today Herman Miller includes 5,700 people in about 20 countries. The people of our community speak over 25 languages. We continue to find strength in our diversity, and we will continue to work hard to keep our business and community alive, growing, and flexible.

Naturally we cannot predict the future-except to say that, like all corporations, Herman Miller will have to deal with a complex mix of economic, social, and political conditions. We believe the ideas and values behind Herman Miller serve us in good stead. They give us a strong foundation from which to serve our customers and communities, grow and change, and continue to improve the everyday lives of people around the world.

Thank you for supporting us with your investment, and we look forward to the coming years together.

Sincerely,
Brian C. Walker
President and Chief Executive Officer

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Notice of Annual Meeting of Shareholders
The Annual Meeting of the Shareholders of Herman Miller, Inc. (the “Company”), will be held on October 10, 2011, by means of remote communication on the Internet at www.virtualshareholdermeeting.com/MLHR11, at 10:30 a.m. (EDT) for the following purposes:

1.	To elect three directors, each for a term of three years

2.	To approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan

3.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm

4.	To vote, on an advisory basis, upon the compensation paid to the Company's named executive officers

5.	To vote, on an advisory basis, upon the frequency of future advisory votes on executive compensation

6.	To transact such other business as may properly come before the meeting or any adjournment thereof

Shareholders of record at the close of business on August 12, 2011, will be entitled to vote at the meeting.
Please note that this year's Annual Shareholders' Meeting will be held via the Internet only. The accompanying proxy materials include instructions on how to participate in the meeting and the means by which you may vote your shares of Company stock.

We encourage you to vote your Proxy, at your earliest convenience, by one of the following means:

By visiting www.proxyvote.com on the Internet

And if you request paper materials
By calling (within the U.S. or Canada) toll free at 1-800-690-6903; or
By signing and returning your Proxy card

You may also vote at the meeting via the internet by visiting www.virtualshareholdermeeting.com/MLHR11 and following the instructions. Regardless of whether you expect to attend the meeting through the Internet, please vote your shares in one of the ways listed above.

By order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board
August 30, 2011

4 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Table of Contents

6	Solicitation of Proxies and Voting
7	Election of Directors
7	Proposal to Approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan
12	Ratification of Appointment of Independent Registered Public Accounting Firm
13	Proposal to Approve, on an Advisory Basis, the Annual Compensation Paid to the Company's Named Executive Officers
13	Proposal to Approve, on an Advisory Basis, the Frequency of a Shareholder Advisory on Executive Compensation
14	Voting Securities and Principal Shareholders
15	Director and Executive Officer Information
16	Corporate Governance and Board Matters
22	Board Committees
23	Report of the Audit Committee
24	Compensation Discussion and Analysis
35	Executive Compensation Committee Report
36	Summary Compensation Table
37	Grants of Plan-Based Awards
38	Outstanding Equity Awards at Fiscal Year-End
39	Option Exercises and Stock Vested
40	Pension Benefits
40	Nonqualified Deferred Compensation
41	Potential Payments upon Termination, Death, Disability, Retirement or Change in Control
43	Potential Payments upon Termination without Change in Control
45	Director Compensation
47	Equity Compensation Plan Information
47	Section 16(a) Beneficial Ownership Reporting Compliance
48	Certain Relationships and Related Party Transactions
49	Submission of Shareholder Proposals for the 2011 Annual Meeting
49	Miscellaneous
50	Appendix I - Herman Miller, Inc., 2011 Long-Term Incentive Plan

5 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Herman Miller, Inc.

855 East Main Avenue
PO Box 302
Zeeland, Michigan 49464-0302

Proxy Statement Dated August 30, 2011

This Proxy Statement and the accompanying Proxy, which are being made available to shareholders on or about August 30, 2011, are furnished to the shareholders of Herman Miller, Inc. (the "Company," "our" or similar pronouns), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders. This meeting will be held on October 10, 2011, at 10:30 a.m. (EDT). Please note that this year's Annual Meeting will be held via the Internet rather than in person.
How to Participate in the Electronic Meeting
In order to participate in this year's Annual Meeting and submit your questions during the Annual Meeting, please log on to www.virtualshareholdermeeting.com/MLHR11. You will need to enter the 12-digit control number received with your Notice or Proxy to enter the meeting.

Solicitation of Proxies and Voting

Each shareholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a shareholder to be represented at the Annual Meeting if he or she is unable to attend the meeting via the Internet.

You can vote by any of the following methods

•
Vote by Internet Before the Annual Meeting Use your computer to access the website listed on the Proxy (or the written Notice mailed to you) and, with the Proxy or Notice in hand, record your vote. The deadline for Internet voting is 11:59 p.m. (EDT) on October 9, 2011.

•
Vote by Internet During the Annual Meeting Use your computer to access the website listed on the Proxy (or the written Notice mailed to you) and, with the Proxy or Notice in hand, follow the instructions to vote during the meeting.

If you request paper materials you may also

•
Vote by Telephone Call the toll free telephone number provided with your Proxy and, with the Proxy in hand, follow the instructions. The deadline for telephone voting is 11:59 p.m. (EDT) on October 9, 2011.

•	Vote by Mail Complete, date, and sign your Proxy. Mail it in the prepaid envelope provided so that it reaches us before October 10, 2011.

If your Proxy is properly executed, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy and for the proposals described in this Proxy Statement.
A Proxy may be revoked prior to its exercise by (i) delivering a written notice of revocation to the Secretary of the Company, (ii) executing and delivering a Proxy at a later date, or (iii) attending the meeting and voting via the Internet. However, attendance at the meeting does not automatically serve to revoke a Proxy.

6 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Election of Directors
The Board of Directors of the Company has nominated Mary Vermeer Andringa, J. Barry Griswell and Brian C. Walker for election as directors, each to serve until the 2014 annual meeting. Each of the nominees previously has been elected as a director by our shareholders, and each of the nominees was approved by the Board following the recommendation of our Nominating and Governance Committee.
The latter portion of this Proxy Statement contains more information about the nominees. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of people than the number of nominees named.
A plurality of the votes cast at the meeting is required to elect the nominees as our directors. Accordingly, the three people who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. However, in an election where the only nominees are those recommended by the Board, any director who receives a greater number of votes "withheld" than those "for", will be required to tender his or her resignation under the majority voting provisions of our Corporate Governance Guidelines. Under those Guidelines, the Nominating and Corporate Governance Committee is required to consider the resignation and recommend to the Board whether to accept or reject the tendered resignation. The Board is required to act on the resignation no later than 90 days after certification of the shareholder vote at that meeting. The Company will publicly disclose the Board's decision whether to accept the resignation or the reasons for rejecting the resignation, if applicable.
The Board of Directors currently consists of eleven directors, of which ten are independent. Lord Brian Griffiths of Fforestfach is not standing for re-election; accordingly, as of the date of the Annual Meeting, the Board will consist of ten members. The maximum number of directors for the Board is thirteen. The Amended and Restated Bylaws of Herman Miller, Inc. require that directors shall be divided into three classes, each class to be as nearly equal in number as possible. Each class shall hold office until the third succeeding Annual Meeting and until their successors shall be duly elected and qualified or until their removal or resignation.

The Board of Directors recommends a vote FOR the election of each person nominated by the Board.

Proposal to Approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan

The Board has adopted, subject to your approval, the 2011 Long-Term Incentive Plan (the "Plan"). The Plan will replace the Company's existing Long-Term Incentive Plan that was approved by our shareholders in 1994. Upon approval of the Plan, no additional awards will be granted under the previous plan. No awards under the Plan have been granted or will be granted unless and until the Plan is approved by the Company's shareholders at the Annual Meeting. The Plan provides for the grant of a variety of equity-based awards, described in more detail below, such as stock options, including incentive stock options as defined in section 422 of the Internal Revenue Code, as amended (the "Code"), stock appreciation rights, restricted stock and restricted stock units, performance shares, and other stock based awards. A copy of the Plan is attached as Appendix I to this Proxy Statement.

Purpose of the Plan
The Plan is intended to promote the long-term success of the company for the benefit of its shareholders through stock-based compensation, by aligning the personal interests of the company's key employees with those of its shareholders. The Plan is designed to allow selected, key employees of the company and certain of its subsidiaries to participate financially in the company's future, as well as to enable the company to attract, retain, and reward such employees.

Why You Should Vote in Favor of the Plan
Consistent with the stated purpose of the Plan, we believe our future success depends on our ability to attract, motivate and retain high quality employees and directors and that approval of the Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use equity-based awards to recruit and compensate our employees and directors.

The use of equity as part of our compensation program is also important to our continued success because it fosters a pay-for-performance culture, and rewards the named executive officers for performance that generates consistent and long-term enhancement of shareholder value which are important elements of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from equity compensation is based on our stock performance. Because equity compensation awards under the Plan will be subject to vesting and/or performance criteria, the Plan also aligns the goals and objectives of our employees with the interests of our shareholders and promotes a focus on long-term value creation.

7 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Proposal to Approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)

We also believe we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards can dilute shareholder equity and, therefore, we have carefully managed our equity incentive compensation to assure that the cost of equity compensation to our shareholders is reasonable in relation to the important benefits gained. Consistent with this commitment, the proposed plan includes the following features:

•	Contingent forfeiture of awards ( Section 3.3)

•	"Claw-back" provision to recoup awards under specific circumstances (Section 3.4)

•	No repricing of stock options and stock appreciation rights without prior shareholder approval (Section 3.5)

•	Prohibition on certain share recycling practices (Section 4.2.d)

•	40% limit on grants of full-value awards and on awards to any one employee (Section 4.3)

•	Prohibition on grants of discounted stock options and stock appreciation rights (Sections 6.4.b and 7.2.b)

DESCRIPTION OF THE PLAN

The following is a summary of the key provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement.

Administration The Plan is administered by the Executive Compensation Committee of the Board (the "Committee"), which is required to consist of no fewer than three non-employee directors, as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and each of whom must qualify as an "outside director" under Section 162(m) of the Code. The Committee determines the employees of the company and its subsidiaries who are to be granted awards, the types of awards (or combinations thereof) to be granted, the number of shares of common stock to be covered by each award, the terms and conditions of any award, such as conditions of forfeiture, transfer restrictions, and vesting requirements.

Shares Under the Plan Subject to certain adjustments, the maximum number of shares that may be issued under the Plan is three million shares. No more than 450,000 of the Plan's shares may be awarded to any one employee, and no more than 40% of the Plan's shares may be awarded as full value awards (defined in the Plan as awards other than options or SAR's). Any shares that are subject to awards that terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of those shares, are credited back to the Plan. However, shares tendered or withheld in connection with the exercise of options or deducted or delivered in connection with a tax withholding obligation, as well as shares purchased by the Company with proceeds of stock option exercises, are not available for future awards under the Plan. No awards under the Plan may be made after the tenth (10th) anniversary of the effective date of the Plan.

Forfeiture of Awards Awards may be subject to forfeiture by participants to the extent a participant violates or breaches any agreement between the participant and the Company or any Company policy or procedure, including the Company's Code of Conduct. Also, awards may be subject to forfeiture if a participant is terminated for cause. Awards under the Plan are subject to mandatory repayment by a participant to the extent that participant is or becomes subject to any Company clawback or recoupment policy or any law or regulation that imposes mandatory recoupment.

Types of Awards
The following types of awards may be granted under the Plan.

An “Option” is a contractual right to purchase a number of shares at a price determined at the date the option is granted. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100 percent of the fair market value of our stock at the date of the grant. The Plan prohibits the repricing of an option or stock appreciation rights.

A “Stock Appreciation Right” is an award with the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the stock appreciation right and the prevailing market price of the company's common stock at the time of exercise. As with options, the per share exercise price for a stock appreciation right may not be less than 100 percent of the fair market value of our stock on the date of grant.

“Restricted Stock” is an award of common stock granted to an employee for no or nominal consideration. A recipient of a restricted stock award will have all the rights of a shareholder, including the right to vote and receive dividends. In general, shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period, and/or the attainment of specified Company performance objectives.

8 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Proposal to Approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)

"Restricted Stock Unit" is an award representing the right to receive, in cash and/or shares of common stock, subject to certain conditions such as continuing employment and/or the achievement of specified performance or other objectives.

An “Other Stock-Based Award” is any other award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based, on common stock.

“Performance Share” is an award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals. Performance Awards are a type of award where the grant, exercise and/or settlement of such award is contingent upon the achievement of pre-established performance goals and other terms established by the Committee. The Committee may designate certain Performance Awards as qualified awards under section 162(m) of the Code, entitling the cost of such awards to be deductible by the Company for income tax purposes. Performance goals for the Performance Awards may include any of the following business criteria:

(1) adjusted earnings;
(2) return on equity (which includes adjusted return on equity);
(3) earnings per share growth (which includes adjusted earnings per share growth);
(4) basic earnings per common share;
(5) diluted earnings per common share;
(6) adjusted earnings per common share;
(7) net income;
(8) adjusted earnings before interest and taxes;
(9) earnings before interest, taxes, depreciation and amortization;
(10) operating cash flow;
(11) EVA® performance under the Company's EVA® Management System Technical Manual;
(12) operations and maintenance expense;
(13) total shareholder return;
(14) operating income;
(15) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals,new growth opportunities, market penetrations, and goals relating to the acquisitions or divestitures, or goals relating to capital-raising and capital management.
(16) common share price; and
(17) any combination of the foregoing.

Amendment or Termination
The Board may at any time amend, discontinue, or terminate all or any part of the Plan. No amendment may be made without shareholder approval that would increase the aggregate number of shares of common stock that may be issued under the Plan, change the definition of employees eligible to receive awards under the Plan, or otherwise materially increase the benefits to participants in the Plan. Except as required by law, the termination or any amendment of the Plan may not impair the rights of any participant, without his or her consent.

FEDERAL TAX CONSEQUENCES

The following summarizes the consequences of the grant and acquisition of awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

Options Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income.

9 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Proposal to Approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)

With respect to incentive stock options, provided certain employment and holding period conditions are met, participants will not realize income for federal income tax purposes as a result of the exercise of such options. In addition, if the shares acquired as a result of the exercise of an incentive stock option are disposed of more than two years after the date of the option is granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition of such shares will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a “disqualifying disposition.”

If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a “disqualifying disposition.” As a result, the participant would recognize ordinary income and the company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (i) the sale price of the shares sold minus the option price; or (ii) the fair market value of the shares at the time of exercise minus the option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

Stock Appreciation Rights     Upon the grant of stock appreciation right, the participant will realize no taxable income, and the company will receive no deduction. Upon the exercise of the stock appreciation right, the value of the shares and/or cash received is generally taxable to the participant as ordinary income, and the Company generally will be entitled to a corresponding tax deduction.

Restricted Stock    Recipients of shares of restricted stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

Restricted Stock Units No taxable income is realized by a participant upon the grant of a restricted stock unit award. Upon distribution of the shares subject to the award or payment of cash, the participant would recognize ordinary income based upon the fair market value of the shares at the time the stock is delivered or in the amount of cash received by the participant. The Company will be entitled to a deduction at the time and in the amount that the participant recognizes ordinary income.

Performance-Based Awards Participants are not taxed upon the grant of performance-based awards. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates on the amount of cash received and/or the current fair market value of stock received, and the company will be entitled to a corresponding deduction. The participant's basis in any Performance shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Tax Deductibility Limitations The Plan is intended to enable the company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. The Code limits the allowable tax deduction that may be taken by the company for compensation paid to its chief executive officer and the three other highest paid executive officers (other than the CEO and the CFO). The limit is currently set at $1,000,000 per executive per year; however, compensation payable solely on the account of the attainment of performance goals is excluded from this limitation.

Adjustments for Certain Corporate Transactions

General Antidilution Adjustments The Plan provides for the adjustment of the terms of outstanding awards in order to preserve the proportionate interest of the holders in those awards if the number of outstanding shares of the Company's common stock has increased or decreased or other changes in the Company's stock occur due to the result of any recapitalization, reclassification, stock split, adverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distributions payable in capital stock or other similar adjustments in the Company's common stock. If the Company is the surviving entity in any reorganization, merger or similar transaction with one or more entities which does not result in the change of control, any options, stock appreciation rights, restricted stock or restricted stock units will pertain to and apply to the securities to which a holder of the number of shares of common stock subject to those awards would have been entitled immediately after the transaction, with any corresponding, proportionate adjustment to the per share option price or SAR price. In addition, as a result of any such transaction, performance-based awards will be adjusted to apply to the securities that a holder of the number of shares of stock subject to such performance-based awards would have been entitled to receive immediately after the transaction.

10 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Proposal to Approve the Herman Miller, Inc. 2011 Long-Term Incentive Plan (continued)

Adjustments for Change in Control Transactions in Which Awards Are Not Assumed Except as otherwise provided in an award agreement, upon a change in control of the Company in which the outstanding awards are not assumed or continued, awards other than performance-based awards, will be deemed to be immediately vested, or the Committee, at its election, may cancel those awards and pay the value of those awards to participants. With respect to performance-based awards under any such transaction, if less than half the performance period has lapsed, those awards will be converted into shares or similar securities assuming target performance has been achieved. If at least half of the performance period has lapsed, those performance-based awards will be converted into shares or similar securities based upon actual performance to date.

Adjustments for Change in Control Transactions in Which Awards Are Assumed or the Company is the Surviving Entity Except as otherwise provided in an award agreement, in the event of a change in control in which the Company is the surviving entity or under which outstanding awards are assumed or continued, the Plan provides for a corresponding adjustment to the outstanding awards to preserve the intrinsic value of those awards by the Company or its successor; provided, those outstanding awards would be subject to accelerated vesting, if, within a two (2) year period following a change in control the participant's employment is terminated without cause or the participant terminates for good reason.

REQUIRED VOTE FOR APPROVAL

The affirmative vote of the majority of the company's outstanding common stock represented and voted at the annual meeting, by person or by proxy, is required to approve the Plan. While broker non-votes will not be treated as votes cast on the approval of the Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

The Board of Directors recommends a vote FOR the approval of the proposed plan.

11 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm for the fiscal year ending June 2, 2012. Representatives of Ernst & Young will be present at the Annual Meeting of Shareholders and available to respond to appropriate questions submitted in advance. The Ernst & Young representatives will have the opportunity to make a statement if they so desire.
Although the submission of this matter for approval by shareholders is not legally required, our Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of our shareholders. If our shareholders do not approve the selection of Ernst & Young, the selection of this firm as our independent registered public accounting firm will be reconsidered by the Audit Committee. This ratification of the appointment of Ernst & Young requires the affirmative vote of a majority of the votes cast on this proposal. Unless otherwise instructed by you, brokers, banks, and other street name holders will have the discretionary authority to vote your shares on this matter.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Disclosure of Fees Paid to Independent Auditors
Aggregate fees billed to us for the fiscal years ended May 29, 2010, and May 28, 2011, by our independent registered public accounting firm, Ernst & Young, were as follows:

Fiscal Year Ended	May 29, 2010	May 28, 2011
Audit Fees(1)	1,226,600	1,234,700
Audit Related Fees(2)	35,000	3,800
Tax Fees(3)	296,895	52,385
Total	$1,558,495	$1,290,885

(1)
Includes fees billed for the audit of and accounting consultations related to our consolidated financial statements included in Form 10-K, including the associated audit of our internal controls, the review of our financial statements included in our quarterly reports in Form 10-Qs, and services in connection with statutory and regulatory filings.

(2)	Includes fees billed for audits of employees benefits plans and accounting consultations that are unrelated to the audit or review of financial statements.

(3)	Includes fees billed for tax compliance, tax advice and, tax planning.

Our Audit Committee has adopted a policy for pre-approving services performed by Ernst & Young and other firms. This policy requires the Committee's pre-approval of all services that may be provided by our independent registered public accounting firm and certain audit services provided by other firms. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services. All of the services provided by Ernst & Young under the captions “Audit Fees,” “Audit Related Fees,” and “Tax Fees” were approved by the Audit Committee under this policy.

12 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Proposal to Approve, on an Advisory Basis, the Compensation Paid to the Company's Named Executive Officers

In accordance with recently enacted federal legislation, we are offering our shareholders the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. As a result, you are asked to vote upon the following resolution at this year's Annual Meeting,

“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for this Annual Meeting pursuant to the rules of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables and narrative disclosure, is hereby APPROVED."

The Executive Compensation Committee of the Board (the "Committee") believes that the total compensation paid to the President and the other named executive officers, as disclosed in the Compensation Discussion and Analysis, is fair and appropriate and should be approved by our shareholders. The compensation of the named executive officers is designed to vary with the results of the business and to reward consistent improvement in the results delivered to shareholders. In 2011 the compensation program performed as intended and rewarded the named executive officers with increased variable compensation consistent with the Company's improved performance.

In fiscal 2011 the Company achieved significantly improved sales and operating results and our stock price returned to levels approaching those before the “great recession.” Sales in fiscal 2011 increased 25%, outpacing furniture industry growth, and net income increased 150%. Sales increased by double digit amounts in each quarter and resulted in the largest full year dollar sales increase in the Company's history.

In fiscal 2009, in the midst of the great recession, the Committee reduced the base salary and long-term incentive grants of the named executive officers and in both 2009 and 2010 none of the named executive officers received an incentive cash bonus. As a result of the improved results in fiscal 2011 the base salaries and long-term incentives of the named executive officers were returned to their normal levels, though the President and Chief Executive Officer received no increase to his base salary. In addition, the improved earnings generated sufficient EVA to result an Executive Incentive Bonus for the first time in 3 years.

The Board and Committee believe that the performance of the executive compensation programs during 2011 was consistent with our compensation philosophy and objectives as described below and is appropriate in light of the Company's overall performance. In addition, each of the elements of compensation paid to the named executive officers has been benchmarked against comparable positions derived from reputable sources including Towers Perrin Executive Compensation Database, Watson Wyatt Top Management Compensation Report, and the Mercer Executive Database and found to be at or below the median for such element.

In addition, each of the elements of compensation has been benchmarked against comparable positions and found to be at or below the median for such element.

The Board of Directors recommends a vote FOR this proposal. This vote is advisory and non-binding; however, the Board of Directors and Committee will review and consider the voting results in connection with future deliberations concerning our executive compensation program.

Proposal to Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on Executive Compensation

We are also offering our shareholders the opportunity to vote on how often the Board should ask our shareholders to provide an advisory vote on executive compensation. The Board believes that because our current executive incentive targets are set annually, an annual vote on executive compensation is most appropriate. You may choose to vote in any one of four manners on the proxy. You may indicate that you prefer this vote every one, two or three years or you may abstain. If no choice is specified, the shares represented by your proxy will be voted in favor of management's recommendation that the vote be conducted every year. The shareholder vote on this issue is advisory. Because it is not binding upon us, the Committee and our Board of Directors may decide that it is in the best interest of our shareholders and our Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. However, the Committee and the Board will consider the outcome of the vote when making future decisions on executive compensation.

The Board of Directors recommends a vote FOR the approval of the proposed advisory vote on executive compensation each year.

13 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Voting Securities and Principal Shareholders
On August 12, 2011, we had 58,191,243 shares of common stock issued and outstanding, par value $.20 per share. Shareholders are entitled to one vote for each share of common stock registered in their names at the close of business on August 12, 2011, the record date fixed by our Board of Directors. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent. As of August 12, 2011, no person was known by management to be the beneficial owner of more than five percent of our common stock, except as follows.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock Fund Advisors	3,626,047(1)	6.23
400 Howard Street
San Francisco, CA 94105
Capital Research Global Investors	3,520,000(2)	6.05
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Columbia Wanger Asset Management, L.P.	3,518,000(3)	6.05
227 West Monroe Street , Suite 3000
Chicago, IL 60606
Ariel Investments, LLC	3,376,969(4)	5.80
200 East Randolph Drive, Suite 2900
Chicago, IL 60601
Neuberger Berman Group LLC	2,936,441(5)	5.05
605 Third Avenue
New York, NY 10158

(1)
This information is based solely upon information as of June 30, 2011 contained in a filing with the SEC on July 27, 2011 by BlackRock Fund Advisors, including notice that it has sole voting and dispositive power as to 3,626,047 shares.

(2)
This information is based solely upon information as of June 30, 2011 contained in a filing with the SEC on August 15, 2011 by Capital Research Global Investors, including notice that it has sole voting and dispositive power as to 3,520,000 shares.

(3)
This information is based solely upon information as of June 30, 2011 contained in a filing with the SEC on August 15, 2011 by Columbia Wanger Asset Management, L.P., including notice that it has sole voting power as to 3,297,000 shares and sole dispositive power as to 3,518,000 shares.

(4)
This information is based solely upon information as of June 30, 2011 contained in a filing with the SEC on August 12, 2011 by Ariel Investments, LLC, including notice that it has sole voting power as to 3,283,549 shares and sole dispositive power as to 3,376,969 shares.

(5)
This information is based solely upon information as of June 30, 2011 contained in a filing with the SEC on August 12, 2011 by Neuberger Berman Group LLC, including notice that it has sole voting power as to 2,431,176 shares and sole dispositive power as to 2,936,441 shares.

14 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Director and Executive Officer Information
Security Ownership of Directors
The following table shows, as of August 12, 2011, the number of shares beneficially owned by each of the nominees and directors, except for Brian Walker who is reported in Management Ownership below. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Mary Vermeer Andringa	56,416	0.10
David A. Brandon	1,645	0.00
Douglas D. French	47,470	0.08
Lord Brian Griffiths of Fforestfach	52,191	0.09
J. Barry Griswell	19,202	0.03
John R. Hoke III	15,487	0.03
James R. Kackley	56,534	0.10
Dorothy A. Terrell	34,877	0.06
David O. Ulrich	103,033	0.18
Brian C. Walker	see table below
Michael A. Volkema	114,950	0.20

(1)
Shares shown for each director include the following number of shares which that director has the right to acquire beneficial ownership under stock options exercisable within 60 days: 8,903 shares for Ms. Andringa; 30,673 shares for Mr. French; 25,605 shares for Lord Griffiths; 50,090 shares for Mr. Kackley; 25,183 shares for Ms. Terrell; and 94,745 shares for Dr. Ulrich.

(2)	Percentages are calculated based upon shares outstanding plus shares that may be acquired under stock options exercisable within 60 days.

Security Ownership of Management
The following table shows, as of August 12, 2011, the number of shares beneficially owned by each of the Named Executive Officers (NEOs) identified in the executive compensation tables of this Proxy Statement, and by all directors and executive officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Brian C. Walker	631,295	1.08
Gregory J. Bylsma	31,652	0.05
Donald D. Goeman	86,170	0.15
Andrew J. Lock	130,765	0.22
Curtis S. Pullen	68,442	0.12
All executive officers and directors as a group (22 persons)(3)	1,810,285	3.11

(1)
Includes the following number of shares with respect to which the NEOs have the right to acquire beneficial ownership under stock options exercisable within 60 days: 363,035 shares for Mr. Walker; 26,111 shares for Mr. Bylsma; 69,640 shares for Mr. Goeman; 78,926 shares for Mr. Lock; and 50,133 shares for Mr. Pullen.

(2)	Percentages are calculated based upon shares outstanding plus shares that may be acquired under stock options exercisable within 60 days plus the option shares referred to in footnote (3) below.

(3)	Included in this number are 1,023,542 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options exercisable within 60 days.

15 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Corporate Governance and Board Matters
Board Governance Guidelines
For many years, our Board of Directors has been committed to sound and effective corporate governance practices. These practices reflect the Board's long-standing philosophy that a proper structure, appropriate policies and procedures, and reflective cultural factors provide the cornerstone to good governance. The Board documented those practices by adopting our Board Governance Guidelines. These Guidelines address director responsibilities, the composition of the Board, required Board meetings and materials, Board committee composition and responsibilities, and other corporate governance matters. Under our Guidelines, a majority of the members of our Board must qualify as independent under the listing standards of the NASDAQ National Markets requirements. Our Guidelines also require the Board to have, among other committees, an Audit Committee, an Executive Compensation Committee, and a Nominating and Governance Committee, and that each member of those committees qualify as an independent director under the NASDAQ listing standards. Our Board Governance Guidelines, as well as the charters of each of the foregoing committees, are available for review on our website at www.hermanmiller.com/governance.
The Board Governance Guidelines relating to the offices of Chief Executive Officer (“CEO”) and Chairperson state that “the Board believes the roles of CEO and Chairperson should normally be separated. If the positions are combined, the Board will closely monitor the performance and working relationship between the CEO/Chairperson and the Board and will establish a Lead Director who acts as a liaison between directors and the CEO/Chairman and who chairs meetings of the independent directors.” Consistent with our Guidelines, the roles of CEO and Chairperson are currently separate.
The Board's Role in Risk Oversight
The Company's management annually engages in an enterprise risk management process, the key output of which is a risk matrix that is intended to identify and categorize strategic risks. The matrix also identifies (1) those members of senior management who are responsible for monitoring each major risk, and (2) whether that risk is reviewed by the Board or a committee of the Board. The development of this matrix is facilitated by the Company's Business Risk Group, through discussions with executive and senior management. Management and the Business Risk Group annually review and discuss the risk assessment process and results with the Audit Committee, and if applicable recommend what risks are being adequately addressed, directly or indirectly, on a regular basis and of what risks should be further discussed with the full Board or other committees and the appropriate form and timing of such discussions.
Under the Company's governance rules the Board of Directors is responsible for evaluating CEO performance, monitoring succession planning, reviewing the Company's major financial objectives, evaluating whether the business is being properly managed and overseeing the processes for maintaining the integrity of the Company with respect to its financial statements, public disclosures and compliance with laws. The Board has delegated the primary oversight for managing the risk with respect to some of these to the various board committees as described in the committee charters.
During the year the Committee asked the Company's Business Risk Group to review the Company's compensation policies and practices to determine if those policies or practices are likely to have a material adverse impact on the Company. The Business Risk Group conducted its review and provided a report to the Committee in January 2011. In conducting its review of the plans the Committee considered both the structure of the compensation plans and the presence of risk mitigating features such as caps, multi-year earning and vesting provisions and “clawbacks.” Based on the evaluation, and after consultation with Pearl Meyers and Partners, the Committee's independent compensation consultants, the Committee determined that the Company's compensation policies and practices are not likely to create a material adverse impact on the Company.
Code of Conduct
Our Board has adopted a Code of Conduct that applies to all of our employees, officers, and directors. This code also serves as the code of ethics for our CEO and senior financial officers. This code is posted on our website at www.hermanmiller.com/code. Any changes to or waivers of the code must be approved by the Board of Directors and will be disclosed. The Code of Conduct was last updated in December 2009 and there were no modifications or waivers to the code in fiscal 2011. The Code of Conduct meets the requirements of the NASDAQ listing standards.
Determination of Independence of Board Members
As required by our Board Governance Guidelines, our Board has determined that each of our directors, other than Mr. Walker, qualifies as an “Independent Director,” as such term is defined in the NASDAQ listing standards, and that none of those independent directors has a material relationship with the Company. The Board's determination was made as a result of its review of completed individual questionnaires addressing the nature and extent of each member's relationship with the Company and taking into consideration the definition of “Independent Director” under the NASDAQ rules. Our Board also determined that each member of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by the NASDAQ listing standards, and, as to the Audit Committee, the applicable rules of the Securities and Exchange Commission.

16 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Corporate Governance and Board Matters (continued)
Meeting Attendance
Each of our directors is expected to attend all meetings of the Board and applicable committee meetings. The Annual Meeting of Shareholders is held via the Internet and the directors are encouraged to join the webcast. Nine of our directors did so for our 2010 Annual Shareholders' Meeting. During fiscal 2011, the Board held four meetings; each director attended at least 75 percent of the aggregate number of meetings of our Board and Board committees on which they served. Consistent with the requirements of our Guidelines, our Board met in executive sessions, without the presence of management, following the conclusion of each regularly scheduled Board meeting. These meetings were chaired by the Chairman, Mr. Volkema. In addition, following three of the four regularly scheduled Board Meetings, the independent directors met separately.
Communications with the Board
Shareholders and other parties interested in communicating directly with one or more of our directors may do so by writing to us, c/o Corporate Secretary, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302. The Corporate Secretary will forward all relevant correspondence to the director or directors to whom the communication is directed.
Director Nominations
Our Bylaws contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to us not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's Annual Meeting of Shareholders and, with respect to any special meeting of shareholders, not later than the close of business on the 10th day following the date on which the meeting is first publicly announced or, if there is no announcement, the 10th day following the date on which the notice of that meeting was first sent to our shareholders. The notice must include (1) the name and address of the shareholder providing notice and of the person or persons nominated, including information on the securities of the Company held by those individuals, including any derivative securities, the details of which are set forth in our Bylaws, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to attend the meeting in person or by proxy, (3) for each proposed nominee, (a) all information relating to that person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations or proxies for election of directors in a contested election pursuant to Section 14 of the Securities and Exchange Act of 1934 (including that person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected), and (b) a description of all direct and indirect compensation and other material monetary arrangements existing during the past three years, as well as any other material relationships between or among the shareholders (and beneficial owner, if any) and their respective affiliates and associates and the proposed nominee and his or her respective affiliates and associates, including all information required to be disclosed pursuant to Rule 404 under Regulation S-K, and (4) the completed and signed questionnaire from each nominee with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made.
Our Nominating and Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board. To meet the needs of the Company in a rapidly changing environment, the Board Governance Guidelines explain that the Company requires a high-performance board of directors whose members subscribe to our values and meet the specific resource needs of the business. To that end, the Nominating and Governance Committee considers a number of factors it deems appropriate when considering candidates for the Board; such factors may include experience and knowledge of the Company's history and culture, technical experience and backgrounds such as manufacturing, design, marketing, technology, finance, management structure and philosophy, and experience as a senior executive of a public company. The Nominating and Governance Committee may consider such factors as race and gender as well as various industry experience in annually assessing and reviewing the current slate of directors and potential director candidates as the need arises. The Nominating and Governance Committee is responsible with the Board for assessing the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. These factors, and others as considered useful by the Nominating and Governance Committee or the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.
Other than the procedural requirements described above, the Board has not adopted a policy with regard to the consideration of director candidates nominated by shareholders. The Board believes that all candidates, by whomever nominated, should be evaluated in the same manner and under the same standards.
Information about the Nominees and Directors
Certain information with respect to the nominees for election at the Meeting, as well as each of the other Directors, is set forth on the following pages, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person held during the last five years, and the year in which each person became a Director of the Company. Additional information about each continuing Director is also included that describes some of the specific experiences, qualifications, attributes or skills that each Director possesses which the Board believes has prepared them to be effective Directors.

17 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Corporate Governance and Board Matters (continued)

Nominees for Election as Director For Term to Expire in 2014
Name and Age	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

Mary Vermeer Andringa, 61	1999	President and Chief Executive Officer	None
		Vermeer Corporation since February 2003

Since 1989, Ms. Andringa has been an executive officer of Vermeer Corporation, a leading manufacturer of agricultural, construction, environmental and industrial equipment located in Pella, Iowa. Ms. Andringa's tenure with Vermeer Corporation has spanned the gamut of functional expertise from marketing to international sales and acquisitions. With over 25 years of manufacturing experience, Ms. Andringa is currently the Chair of the National Association of Manufacturers which represents over 10,000 U.S. based manufacturing entities.
Ms. Andringa's experience as a Chief Executive Officer coupled with her focused efforts on lean manufacturing and continuous improvement initiatives and her involvement in international product sales and distribution provides an important resource to management and the Board of Directors. These factors contributed to her recommendation by the Board for continued service as a directory.

J. Barry Griswell, 62	2004	President, Community Foundation of Greater	Och-Ziff Capital Management
		Des Moines since July 2008	Group LLC
		Chairman of the Board, Principal Financial	National Financial Partners Corp.
		Group, Inc. and Principal Life	Principal Financial Group,
		January 2002 to December 2008	Inc. and Principal Life
		Chief Executive Officer, Principal Financial
		Group, Inc. and Principal Life
		January 2000 to May 2008
		President, Principal Financial Group, Inc.
		and Principal Life March 1998 to June 2006

Mr. Griswell is the former Chairman and Chief Executive Officer of the Principal Financial Group and Principal Life, a global financial services provider which offers a wide range of insurance and financial products and services. With more than 30 years of financial services experience, Mr. Griswell was the President and CEO of MetLife Marketing Corporation prior to joining the Principal Financial Group. He is a former director of the Principal Financial Group and non-executive chairman of its board of directors. Mr. Griswell is currently a director of National Financial Partners Corp.
Mr. Griswell's financial expertise, governance experience and service as an executive of a publicly traded corporation make him a key contributor to the Board of Directors and led the Board to recommend his nomination for re-election.

Brian C. Walker, 49	2003	President and Chief Executive Officer	Briggs & Stratton Corporation
		Herman Miller, Inc. since July 2004

Since 2004, Mr. Walker has served as President and Chief Executive Officer of the Company. Previously, he held other executive leadership positions with the Company having served as the Chief Operating Officer of Herman Miller Inc., President of Herman Miller North America and Chief Financial Officer. Mr. Walker is a Certified Public Accountant and serves on the Detroit Board of Directors of the Federal Reserve Bank of Chicago.
Mr. Walker is the only member of Company management on the Board of Directors, which provides an important link to the Company's ongoing business operations and challenges. Moreover, Mr. Walker's knowledge of the Company's history and culture, operational and executive leadership roles with the Company, accounting acumen and governance experience make him an important contributor to Board deliberations; accordingly, the Board recommended his nomination for re-election as a director.

18 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Corporate Governance and Board Matters (continued)

Directors Whose Terms Expire in 2013
Name and Age	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

Dorothy A. Terrell, 66	1997	Founder and Managing Partner, FirstCap Advisors	General Mills, Inc.
		since October 2010
		Venture Partner, First Light Capital
		from April 2003 to 2010
		President and CEO, Initiative for a Competitive
		Inner City from April 2005 to June 2007

Ms. Terrell is the Founder and Managing Partner of FirstCap Advisors, a venture capital and advisory firm committed to helping innovative technology companies move successfully through the critical early stages of product and business development. Prior to this she was a Partner at First Light Capital, a venture capital fund investing in early stage products and service companies in enterprise software and integration, communications and business-to-business e-commerce. Concurrent with her service to First Light Capital, she was President and CEO of the Initiative for a Competitive Inner City, a national not-for-profit organization. Ms. Terrell has over twenty years of experience in the technology industry. At NMS Communications she was Senior Vice President of Worldwide Sales and concurrently President of Platforms & Services Group. She was also a Corporate Officer at Sun Microsystems, Inc. and President of its subsidiary, SunExpress.

Ms. Terrell's experience as a senior executive, her knowledge and service in the technology arena and service to other boards makes her an important resource as a member of the Board.

David O. Ulrich, 57	2001	Professor, University of Michigan since 1982	None

Dr. Ulrich has served as a professor of Business Administration at the University of Michigan since 1982. He also provides counsel to more than half of the Fortune 200 companies, focusing on strategic management and competitive advantage issues as well as human resource management, leadership culture and talent. He has published 23 books and hundreds of articles on these and related topics.

Dr. Ulrich's academic research and consulting on strategic management and other business issues provide unique and important talents to the Board.

Michael A. Volkema, 55	1995	Chairman of the Board, Herman Miller, Inc.	Wolverine Worldwide, Inc.
		since October 2000	Champion Enterprises, Inc.
			Applebee's

Mr. Volkema has been Chairman of the Board of Directors of Herman Miller, Inc. since 2000. He has also served as CEO and President of the Company. Mr. Volkema has more than 20 years of experience as a senior executive in the home and office furnishings industry. This experience includes corporate leadership, branded marketing, international operations, and public company finance and accounting through audit committee service.

Mr. Volkema is a key contributor to the Board based upon his knowledge of the Company's history and culture, operational experience, board governance knowledge, service on boards of other publicly held companies and industry experience.

19 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Corporate Governance and Board Matters (continued)

Directors Whose Terms Expire in 2012
Name and Age	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

Douglas D. French, 57	2002	Managing Director, Santé Health Ventures	Emageon
		since June 2007
		Principal, JD Resources, LLC
		from May 2004 to May 2007

Mr. French has served as the founding partner of Santé Health Ventures, an early-stage healthcare venture fund since 2007. Prior to joining Sante' Health Ventures, he served as the President and Chief Executive Officer of Ascension Health, the largest not-for-profit health system in the U.S. Mr. French has also served as CEO for St. Mary's Medical Center and St. Vincent Health System, both of Midwest, Indiana. He has more than three decades of health management experience including serving as a director for numerous public and private companies.
Mr. French's governance experience, as well as his leadership roles and expertise in the health management industry, provides a valuable resource to management and the Board of Directors.

David A. Brandon, 59	2011	Athletic Director, University of Michigan	Domino's Pizza, Inc.
		since March 2010	DTE Energy Company
		Chairman & CEO, Domino's Pizza, Inc.	The TJX Companies
		March 1999 to March 2010	Kaydon Corporation
			Northwest Airlines
			Burger King, Corp.

Mr. Brandon is the Director of Intercollegiate Athletics at the University of Michigan, where he has served since March 2010. Prior to that he served as Chief Executive Officer of Domino's Pizza, Inc., an international pizza delivery company operating 9,000 stores in over 60 countries. Mr. Brandon was also President and Chief Executive Officer of Valassis, Inc. from 1989 to 1998 and Chairman of its Board of Directors from 1997 to 1998. Mr. Brandon was first appointed to the Board on February 18, 2011.

Mr. Brandon's 22 years of experience as a Chief Executive Officer of two publicly-traded companies, his experience in global brand management and his for-profit and non-profit board service bring a unique perspective to the Board of Directors.

John R. Hoke III, 46	2005	Vice President, Nike Global Design,	None
		since January 2010
		Vice President, Footwear Design, Converse, Inc.
		March 2008 to January 2010
		Vice President, Global Footwear Design, Nike, Inc.
		July 2003 to March 2008

Since joining Nike, Inc. in 1993, Mr. Hoke has led the communication of Nike's culture of creativity internally and externally. He is currently the Vice President of Global Design inspiring and overseeing an international team of designers. Mr. Hoke also serves as a director to several not-for-profit organizations relating to art and design.
Mr. Hoke's design expertise, both domestically and internationally, including his leadership role in a major, global enterprise, brings additional, insightful perspective to our Board discussions and decisions.

20 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Corporate Governance and Board Matters (continued)

Directors Whose Terms to Expire in 2012 (continued)
Name and Age	Year First Became a Director	Principal Occupation(s) During Past 5 years	Other Directorships of Public Companies held during Past 5 years

James R. Kackley, 69	2003	President and Chief Operating Officer,	Orion Energy Systems, Inc. -
		Orion Energy Systems, Inc. July 2009 to May 2010	Chairman, Board of Directors
		Director of various companies	Perficient, Inc.
		since May 2002	PepsiAmericas Inc.
Ryerson, Inc.

Mr. Kackley currently serves as Chairman of the Board of Orion Energy Sytems, Inc. after having served as President and Chief Operating Officer. Prior to joining the Board of Directors of Herman Miller, Inc., Mr. Kackley served as the Chief Financial Officer for Anderson Worldwide until 1999. He was also a Certified Public Accountant and the Managing Partner for Arthur Andersen for a number of its regional office groups including Northern Florida and the Midwest Region. Mr. Kackley is a member of the Board of Directors' Audit Committee and the Audit Committee of Perficient, Inc. He also served on the Audit Committees of PepsiAmericas Inc., Orion Energy Systems, Inc. and Ryerson, Inc.
Mr. Kackley's financial and accounting expertise, his previous experience as a Certified Public Accountant, and service as a director of other leading U.S. companies allows him to provide valuable input to management and the Board of Directors.

The Nominating and Governance Committee has not received any recommended nominations from any of our shareholders in connection with our 2011 Annual Meeting. The nominees who are standing for election as directors at the 2011 Annual Meeting are incumbent directors and each was recommended by the Committee.

21 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Board Committees
Our Board has four standing committees. Committee responsibilities are detailed in written charters. These charters are available on our Internet website at www.hermanmiller.com/charters. The committees are as follows:
Nominating and Governance Committee
We have a Nominating and Governance Committee comprised of Dorothy A. Terrell (chair), Lord Brian Griffiths of Fforestfach, and David O. Ulrich. The Nominating and Governance Committee develops and recommends to the Board governance standards and policies and board compensation including that of the Chairman of the Board. In addition, the committee identifies and recommends to the Board candidates for election to the Board. The Committee met six times during the last fiscal year.
Executive Committee
We have an Executive Committee comprised of Michael A. Volkema (chair), J. Barry Griswell, James R. Kackley and Dorothy A. Terrell. The Executive Committee acts from time to time on behalf of the Board in managing our business and affairs (except as limited by law or our Bylaws) and is delegated certain assignments and functions by the Board of Directors. The Committee met six times during the last fiscal year.
Audit Committee
We have an Audit Committee comprised of James R. Kackley (chair), Mary V. Andringa and Michael A. Volkema. Mr. Kackley is qualified as and serves as the “Audit Committee financial expert” within the meaning of the applicable SEC regulations. This committee, composed entirely of independent directors under the applicable listing standards of the NASDAQ listing requirements, as well as the requirements of the Sarbanes-Oxley Act of 2002, is responsible for overseeing management's reporting practices, internal controls and risk management on behalf of the Board of Directors. The Committee is also responsible for appointing, approving the compensation of, and overseeing our independent registered public accounting firm. The Audit Committee met eight times during the last fiscal year. The June 2010 meeting included an annual review of the Committee's written charter.
Executive Compensation Committee
We have an Executive Compensation Committee comprised of J. Barry Griswell (chair), Douglas D. French, and John R. Hoke III. The Executive Compensation Committee recommends to the Board the annual executive incentive plan and the annual remuneration of our Chief Executive Officer and President, approves the annual remuneration and executive incentive plan for the other executive officers, approves the grants of employee stock options and other equity awards, and acts as the administrative committee for our employee stock option and long-term incentive plans. A description of the committee's processes and procedures for the consideration and determination of executive and director compensation is set forth under the caption “Compensation Disclosure and Analysis -The Executive Compensation Committee” below in this Proxy Statement. The Committee met four times during the last fiscal year.
Executive Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party except as noted under Certain Relationships and Related Party Transactions. In addition, no current executive officer of the Company has ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

22 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Report of the Audit Committee
The Audit Committee's purpose is to oversee the accounting and financial reporting processes of the Company; the audits of the Company's financial statements and management's assessment of the Company's internal controls; the qualifications of the public accounting firm engaged as the Company's independent registered public accounting firm; and the performance of the Company's internal auditors and independent registered public accounting firm. The Committee's function is more fully described in its charter, which the Board has adopted and is available on the Company's web site at http://www.hermanmiller.com/MarketFacingTech/hmc/about_us/Investors/audit_committee_charter.pdf. The Committee reviews the charter on an annual basis. The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Committee meets that standard.
Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. Ernst & Young LLP is also responsible for auditing and providing an opinion on the effectiveness of the Company's internal control over financial reporting.
We have reviewed, and discussed with management and Ernst & Young LLP, the Company's audited financial statements for the year ended May 28, 2011, management's assessment of the effectiveness of the Company's internal controls over financial reporting, and Ernst & Young LLP's evaluation of the Company's internal controls over financial reporting.
We have discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance (which superseded Auditing Standards No. 61, Communication with Audit Committees Concerning Independence, as amended.)
We have received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable provisions of the Public Company Accounting Oversight Board regarding Ernst and Young LLP's communications with the Audit Committee concerning independence and we have discussed with Ernst & Young LLP their independence including a consideration of the compatibility of non-audit services with their independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Form 10-K Report for the year ended May 28, 2011, and we selected Ernst & Young LLP as the independent auditor for fiscal year 2012. The Board is recommending that shareholders ratify that selection at the Annual Meeting.

James R. Kackley (chair)	Mary Vermeer Andringa	Michael A. Volkema

23 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis
Executive Summary of Fiscal 2011 Compensation
In fiscal 2011 the Company achieved significantly improved sales and operating results and our stock price returned to levels approaching those before the “great recession.” Sales in fiscal 2011 increased 25%, outpacing furniture industry growth, and net income increased 150%. Sales and earnings for the fourth quarter of the fiscal year showed the greatest improvement in Company history.
The Executive Compensation Committee of the Board, in response to these improved results, reversed the temporary salary and Long-Term Incentive reductions which had been implemented in fiscal 2009. In addition, the Executive Incentive Bonus earned during the year, which was based on EVA results, returned to a normal level after making no payout over the past two years. The Committee believes that the performance of the executive compensation programs during 2011 was consistent with our compensation philosophy and objectives as described below and is appropriate in light of the Company's overall performance.
Overview of Compensation Program
The Committee is responsible for establishing the executive compensation programs at Herman Miller, Inc. The Committee seeks to ensure that the compensation paid to the Company's corporate officers is fair, reasonable, competitive and consistent with our compensation philosophy.
The Company is required to provide information regarding our compensation policies and decisions for our President and Chief Executive Officer (CEO), Chief Financial Officer (CFO), and the three other most highly compensated executive officers. We refer to our CEO, CFO and the other highly compensated executive officers, for whom disclosure is required, collectively as our “Named Executive Officers” or “NEOs.” This Compensation Discussion and Analysis is intended to provide information regarding, among other things, the overall objectives of our compensation program and each element of compensation provided to the NEOs.
The Executive Compensation Committee
The Committee is comprised of three directors, each qualifying as an independent director under NASDAQ's listing requirements. The Board has determined that each member of the Committee also meets the definition of independence under Herman Miller's corporate governance guidelines and further each member qualifies as a non−employee Director for purposes of Rule 16b−3 under the Securities Exchange Act of 1934.
The Committee's primary functions are to oversee the compensation philosophy and strategy, to determine or recommend the compensation of Company officers, including the NEOs, and to act as the Administrative Committee for the Company's key executive compensation plans.
The Committee is responsible for recommendations to the full Board with respect to all aspects of the annual compensation of the Company's President and Chief Executive Officer. The Committee, based upon recommendations from our CEO, approves the annual compensation for all other corporate officers covered by Section 16 of the Securities Exchange Act of 1934 including the NEOs (Corporate Officers). Our President and Chief Executive Officer establishes the base salary of all other Company executives. The Committee establishes any performance objectives for the Economic Value Added (EVA®) Incentive Cash Bonus Plan and the equity-based compensation plans, which cover the President and Chief Executive Officer, Corporate Officers, and executive employees of the Company.
The Committee does not set compensation for the Board of Directors. The Nominating and Governance Committee is responsible for reviewing, and recommending to the Board of Directors, the amount and form of payment of director compensation.
Compensation Philosophy and Objectives
Our compensation philosophy, as formulated by management and endorsed by the Committee and by our Board of Directors, is to allow for an appropriate level of risk and a corresponding compensation reward within a range that bears a relationship to the competitive market, to the responsibilities of the employee and to the performance of the employee and Company. Consistent with this philosophy, the key objectives of our executive compensation program are to:

•	Link a material portion of executives' total annual compensation directly to the Company's performance

•	Reinforce our values, build corporate community, and focus employees on common goals

•	Align the interests of executives with the long-term interests of shareholders

•	Attract, motivate, and retain executives of outstanding ability.
The compensation program is intended to provide executives, who are judged to perform their duties at a proficient level, with compensation that approximates the market median compensation for their position based upon the data provided by Pay Governance (as described later in the Benchmarking of Compensation section). The compensation program is also intended to have the portion of a Corporate Officer's compensation determined by the Company's performance increase as the responsibility and authority of the Corporate Officer increases. The Committee believes that the compensation program, through the use of base salary, annual incentive cash bonus and long-term incentives, operates in a manner consistent with these objectives and rewards performance that generates both consistent and long-term enhancement of shareholder value. The compensation program and its various elements are described in more detail in the section entitled Elements of the Compensation Program.

24 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
External Consultants
The Compensation Committee has the authority and sole discretion to select independent compensation consultants, legal consultants and other advisors to provide it independent advice. During fiscal 2011, the Committee retained Pearl Meyers and Partners as independent compensation consultants to the Committee. Pearl Meyers was not permitted to provide other consulting services to the Company. The independent services, which Pearl Meyers provided to the Committee, included reviewing the elements of compensation of the President and Chief Executive Officer, as well as the other Corporate Officers and comparing those elements to the Company's compensation philosophy and objectives and to market practices for such compensation. Pearl Meyers concluded that the compensation program established for those officers is consistent with the Company's compensation philosophy and objectives and with market practices.
The Company in fiscal 2011, with the approval of the Committee, retained Pay Governance to provide marketplace compensation data and compensation consulting services to management and, from time to time, other specialized work as may be required, such as conducting a review of retirement or other benefit programs.
Benchmarking of Compensation
To ensure that executive compensation is competitive in the marketplace, the Committee uses marketplace compensation data to compare our compensation programs to general market pay practices. The Committee chose to benchmark fiscal 2011 compensation levels against industrial companies in general because it minimizes the potential volatility of market pay data due to changes in database/survey participation or mergers/acquisitions; lessens the impact that a single entity can have on the overall data; provides a more consistent result; and better reflects the market in which the Company competes for executive talent. The Committee believes the competitive market for executive talent in which the Company operates is the general corporate talent market, not just the office furniture or West Michigan talent markets.
Pay Governance provided the Committee with benchmarking data, market practices and trends to provide appropriate context for the Committee's deliberations. Our CEO makes recommendations to the Committee regarding the compensation package for each of the Corporate Officers (other than himself). The CEO's recommendations are based on the Pay Governance information, his evaluation of the individual's performance, the Company's performance and other factors. The Committee's approval of the CEO's recommendations as to the compensation of Corporate Officers (other than the CEO) is based upon the Committee's review of the information from Pay Governance relative to market pay, advice from Pearl Meyers and their own judgment, including their judgment on the relative performance of both the Company and its executives. Based upon these same factors relative to the CEO's performance, the Committee makes a recommendation to the full Board for the CEO's compensation. The Board of Directors determines the compensation of the CEO.
Pay Governance used the following survey sources when analyzing fiscal 2011 market competitiveness pay levels of Corporate Officers; Towers Perrin Executive Compensation Database, Watson Wyatt Top Management Compensation Report, and the Mercer Executive Database (collectively these are referred to as “Published Survey Data”). The Published Survey Data is used to determine competitiveness of base pay, cash incentive bonus and long term incentive awards. Pay Governance uses a regression analysis and aging to make allowances for time differences in the data and to align the data so that it is representative of companies having revenues equivalent to the operations managed by our individual Corporate Officers. The entities within the comparator groups were not disclosed to the Company.
Pay Governance compares the base salary, target total cash and target total direct compensation of each Corporate Officer to the 25th, 50th (market median) and 75th percentile of the Published Survey Data for a comparable benchmark position. Each of the compensation elements is explained in more detail below. Positions are benchmarked based upon comparability of responsibilities and the annual revenues of the operations managed.
The Committee annually reviews executive information provided by Pay Governance which reflects the total direct compensation to the NEOs and also information relating to the other elements of compensation including payments under severance or change in control obligations. The Committee uses this information to help it determine that the Company's compensation program is consistent with market norms and with our compensation philosophy and the objectives referenced above.

25 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
Elements of the Compensation Program
Our Corporate Officer compensation package includes five distinct elements:

1.	Base Salary

2.	Annual Executive Incentive Cash Bonus

3.	Long-Term Equity Incentives

4.	Retirement and Health Benefits

5.	Perquisites and Other Executive Compensation Plans
The first two elements form an executive's total cash compensation and the first three elements form an executive's total direct compensation package. It is the Company's goal to align the compensation packages with prevailing market rates. The alignment is accomplished primarily through adjustments to each Corporate Officer's total direct compensation.
Each element of total direct compensation is benchmarked to the prevailing market; however, globally, in certain circumstances local practices related to long-term incentives and bonuses may be significantly different than those applicable to the Company as a whole. In those circumstances, the Company emphasizes consistency in the application of its long-term incentive programs and adjusts base and bonus so as to maintain total direct compensation in an amount that is consistent with the Company's compensation philosophy. The compensation program is intended to provide executives who are judged to perform their duties at a proficient level with a total direct compensation package that approximates the market median compensation for such position based upon the data provided by Pay Governance. However, because of the performance based nature of the Annual Executive Incentive Cash Bonus and the Long-Term Equity Incentives, actual compensation of the NEOs may vary from market rates, from year to year.
As a result of the impact of the recession upon the Company's performance, the Committee temporarily reduced the NEO compensation programs for 2009 and 2010. The Committee, given the improving economic conditions in fiscal 2011, approved reversing those temporary reductions to the base salary and long-term equity incentive programs for NEOs, which changes are described below. The Committee determined that the total direct compensation (base salary, target incentive cash bonus and target long-term incentive grant) for each NEO for 2011, and as approved for fiscal 2012, is within the benchmarked range, given the NEO's performance, position and the Company's performance.

Base Salary
The CEO evaluates each of the Corporate Officers annually and makes recommendations to the Committee for base salary. The base salary of the CEO is set by the Board of Directors. In general, but subject to individual circumstances, base salaries reflect market rates for comparative positions and the NEO's historical level of proficiency and performance. The base salary of NEOs assessed by the CEO and the Committee to be proficient, is generally targeted at the market median of the Published Survey Data. The base compensation of NEOs with less experience in general would be below the market median and those judged to be performing at a level higher than proficient generally would be above the market median. The Committee in each circumstance uses its judgment and experience in setting the specific level of base salary relative to the general market median data.
Base Salary in Fiscal 2011
Effective July 19, 2010 the Board and the Committee set NEOs' base salary for fiscal 2011, at 95% of their normalized amounts with the condition that they would return to 100% of the normalized amounts at such time as Company-wide salaries returned to their normalized levels. Beginning in August 2010 the base salaries of the NEOs other than Brian Walker returned to 100% of their normalized amounts and in October 2010 Brian Walker's base salary returned to 100% of his normalized amount. The NEO base salaries for the second consecutive year did not contain any general merit increase.

•
The base salary of Brian C. Walker was set by the Board at $720,000. This base salary was approved by the Board of Directors based upon Mr. Walker's excellent performance in driving the operating results of the Company in the previous fiscal year.

•	Gregory J. Bylsma's base salary was set at $300,000 which reflected the Committee's determination that he continued to develop satisfactorily in his first full year as Chief Financial Officer.

•
The base salary for Donald D. Goeman Executive Vice President-Design and Development was set by the Committee at $255,000 and reflected the Committee's determination that he continued to perform well in his position.

•
The base salary of Andrew J. Lock was set at $330,000 and reflected the Committee's determination that Mr. Lock continued to meet all the requirements of his role as President Herman Miller International. (The base salary of Mr. Lock was set in pounds sterling and the data included in this CD&A and the tables reflect the conversion rates in effect at the relevant measurement dates.)

•
The base salary of Curtis S. Pullen was set by the Committee at $350,000. This base salary reflected the Committee's determination that Mr. Pullen continued to develop satisfactorily in his first full year as President of North American Office and Learning Environments.

26 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
Base Salary in Fiscal 2012
The Board and the Committee have decided to grant general merit increases for fiscal 2012 to the Company's employees including most of the NEOs. The Committee and Board of Directors approved the following changes in the base salaries of the NEOs for fiscal 2012.

•
The Board of Directors approved an increase in the base salary of Brian Walker, President and Chief Executive Officer to $740,000 (2.8%) which reflects the Board's determination that he had made a significant contribution in managing the Company through the recession and in continuing implementation of the Company's long term strategy.

•
The Committee approved an increase in the base salary of Greg Bylsma's, Chief Financial Officer to $350,000 (16.7%). In fiscal 2011 Mr. Bylsma completed his second full year as CFO. The increase in Greg Bylsma's base salary for fiscal 2012 reflects that his base compensation upon assuming his new role was below market median and also reflects his accelerated progress in gaining experience and effectiveness as Chief Financial Officer.

•
The Committee approved an increase in the base salary of Don Goeman, Executive Vice President-Design and Development to $263,000 (3.1%). This increase reflects the fact that he is proficient in his role as head of design and development.

•
The Committee approved an increase in the base salary of Andy Lock, President Herman Miller International to $365,625 (2.3% - the percentage increase of which is measured in pounds sterling). This increase reflects Mr. Lock's development in his role as President of Herman Miller International, his continued accelerated implementation of the Company's international strategy, the improvement in the financial and operational metrics of Herman Miller International and that his base salary is below market median.

•
The Committee approved an increase in the base salary of Curt Pullen, President of Herman Miller North America to $365,000 (4.3%). Mr. Pullen completed his second full year as President of North American Office and Learning Environments. This increase reflects the Committee's determination that he had continued to grow in his role and that his performance helped drive an increase in the Company's North American market share.

Each of the base salaries set for the NEOs by the Committee were within the range established for their performance and position.

Annual Executive Incentive Cash Bonus
The annual executive incentive cash bonus for the Corporate Officers is paid pursuant to the Executive Incentive Cash Bonus Plan. This plan is intended to link annual incentive compensation to the creation of shareholder value. The Executive Incentive Cash Bonus Plan provides for the annual payment of a cash bonus (Incentive Cash Bonus) to selected executives based upon the performance of the Company (and in some cases various business units) during the fiscal year. The annual Incentive Cash Bonus is reported in the Summary Compensation Table under the column titled “Non-equity Incentive Plan Compensation.” Payments are made following the end of the fiscal year.
The measure of performance for the Incentive Cash Bonus is EVA. EVA in general terms is equal to net operating income after subtraction of taxes and a charge for capital. The Committee believes that the utilization of the EVA measurement system, with its focus on maximizing the Company's return on capital investments relative to its cost of capital, is an effective means of evaluating and rewarding executive performance.
Under the Executive Incentive Cash Bonus Plan a participant is assigned an Incentive Cash Bonus target expressed as a percentage of his or her base pay, and the actual bonus payment is determined by comparing the actual improvement in EVA achieved by the Company against expected improvement. The expected improvement is the dollar amount of EVA improvement necessary to earn the targeted EVA bonus. The interval is the dollar amount of EVA change, either above or below the expected improvement, necessary to either double the EVA bonus amount or reduce it to zero.
The actual Incentive Cash Bonus amount paid with respect to any year may range from 0 to 2 times of the target based upon the relative achievement of our EVA targets described below. The Committee sets the EVA targets annually. The Incentive Cash Bonus earned by participants is expected over time to average 100% of his or her individual target. The target Incentive Cash Bonus percentage for the NEOs generally is set so that the incentive cash bonus at on-target performance will equal 100% of the market median bonus amount for comparable positions as shown in the Published Survey Data, although as explained earlier, base pay and bonus may be adjusted in order to maintain total compensation in an amount that is consistent with our compensation philosophy. The Committee believes that this use of Incentive Cash Bonus is consistent with the objective of making compensation for senior corporate officers more variable with the Company's performance.
The Committee is responsible for administering all elements of the Executive Incentive Cash Bonus Plan, except that those elements of the plan relating to the CEO (including target percentage payment) are approved by the Board. The Committee approves participants in the Plan, the target payment percentage, the EVA improvement goals and the cost of capital. The Audit Committee at the end of each fiscal year approves the calculation of EVA results for the year and the EVA change from the previous year and the resulting bonus factor. The Committee certifies the use of the bonus factor for use in the Incentive Cash Bonus calculation.

27 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
Incentive Cash Bonus for Fiscal 2011
For fiscal 2011, the corporate EVA targets established by the Committee were an expected improvement of $19 million and an interval of $19 million. The cost of capital in fiscal 2011 was 10.5%. The Committee also approved basing a portion of certain NEO's incentive cash bonus on business unit operating results. The payment target percentage for our CEO and NEOs are listed below and were unchanged from 2010. The incentive cash bonus for Brian Walker, Greg Bylsma and Don Goeman remained 100% based upon consolidated EVA for the entire Company. The incentive cash bonus for Andy Lock and Curt Pullen were based 25% upon the modified EVA driven metrics of their respective business units and 75% upon the consolidated EVA. No incentive was payable under the business unit bonus unless the consolidated EVA was positive and the business unit EVA multiple could not exceed 100% of the on target amount unless the corporate EVA multiple exceeded 100% of the on target amount. The Committee believes that the Incentive Cash Bonus target percentages reflect the appropriate market information provided by the Published Survey Data and are within the range for each NEO.
The EVA performance actually achieved by the Company on a consolidated basis was 1.0862 times the target. The EVA bonus amounts to the NEOs was as follows.

Name	EVA Target Bonus Percent	Bonus Amount Paid	Bonus Amount Deferred(1)
Brian Walker	100%	$688,228	$59,846
Greg Bylsma	60%	$167,335	$18,593
Don Goeman	60%	$153,006	$8,053
Andy Lock	60%	$232,690
Curt Pullen	60%	$251,502	$16,053
(1) - This amount represents the portion of their bonus the NEO elected to defer under the Herman Miller, Inc. Executive Equalization Retirement Plan described later in this Compensation Discussion and Analysis.

Incentive Cash Bonus for Fiscal 2012
For fiscal 2012, the corporate EVA targets established by the Committee are an expected improvement of $16.2 million, and an interval of $17.4 million. The cost of capital will remain at 10.5%. The Committee has again approved basing a portion of certain NEO's incentive cash bonus on business unit operating results. The payment target percentage for Brian Walker and Don Goeman remained unchanged from 2011. The remaining NEO's payment target percentage changed from 60% to 65% to more closely approximate the market median of bonuses for comparable positions. The incentive cash bonus for Brian Walker and Greg Bylsma remain 100% based on consolidated EVA for the entire Company. The incentive cash bonus for Don Goeman, Andy Lock and Curt Pullen will be based 25% on the modified EVA driven metrics of their respective business units and 75% upon the consolidated EVA. The business unit EVA bonus will be limited such that it cannot be paid in full unless the corporate EVA is positive. Business unit EVA will then be limited such that it cannot exceed the corporate EVA multiple plus 100 basis points in the case of Andy Lock and Curt Pullen and the corporate EVA multiple plus 50 basis points in the case of Don Goeman. The Committee believes that the Incentive Cash Bonus target percentages reflect the appropriate market information provided by the Published Survey Data and are within the range for each NEO.

Long-Term Incentives
In 1994 our shareholders approved our Long-Term Incentive Plan (LTI Plan). The plan authorizes the Company to issue stock, restricted stock, options, restricted stock units, and other forms of equity-based compensation (Long-Term Incentive Grants). The key objectives of making Long-Term Incentive Grants under the LTI Plan are:

•	To provide an appropriate level of equity reward to Corporate Officers that ties a meaningful part of their compensation to the long-term returns generated for shareholders.

•	To provide an appropriate equity award to the next level of executives where market data would support their inclusion in an annual equity award plan.

•	To assist the achievement of our share ownership requirements.

•	To attract, retain and reward key employees.

We believe that a significant portion of executive pay should be aligned with long-term shareholder returns and that encouraging long-term strategic thinking and decision-making requires that executives have a significant stake in the long-term success of Herman Miller. The Committee is responsible for administering all elements of the LTI Plan and for making all Long-Term Incentive Grants under the LTI Plan, except that the Board approves the grants to the CEO.

28 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
The LTI Plan permits the issuance of options with a reload feature. A reload feature permits an option holder who exercises an option to receive an additional (reload) option in connection with the exercise of an existing option. The reload option has an exercise price equal to the price at which the existing option was exercised and represents a number of shares equal to the number of shares traded in to exercise the option and to pay the taxes on the exercise of the option. The reload feature exists in option grants made before fiscal 2005. The Committee, beginning in fiscal 2005, discontinued the practice of issuing new options with reload features. The Committee and Board have also recommended to shareholders that the existing plan be replaced by a new Long-Term Incentive Plan as described in the proxy. The new Plan will not permit the use of reload options.
At their June and July meetings each year the Committee and the Board normally take three actions, in connection with establishing the compensation for each NEO; they (a) set the target value for the LTI awards for the current fiscal year, (b) determine the types of awards to be used, and (c) establish the performance criteria, if any, for receiving the awards. The Committee also grants the awards for the just completed fiscal year. In granting the awards the Committee determines if any applicable performance measures have been met. The values shown in the Summary Compensation Table and the Grant of Plan-Based Awards reflect the grants awarded in Fiscal 2011.
This CD&A will discuss four separate Committee actions with respect to the LTI awards described in the following matrix.

Description of Action	Date Action taken	Award relates to
Grants awarded in fiscal 2011	July 2010	Fiscal year ended May 29, 2010
Award targets established for fiscal 2011	July 2010	Fiscal year ended May 28, 2011
Grants awarded in fiscal 2012	July 2011	Fiscal year ended May 28, 2011
Award targets established for fiscal 2012	July 2011	Fiscal year ending June 2, 2012
The actual LTI grants awarded in the relevant years are divided; one-third restricted stock units, one-third market priced stock options, and one-third as selected by the participant. The Committee believes that allowing the NEOs to have some flexibility in modifying the mix between options and RSUs gives the NEOs a greater sense of deriving value from the awards. The Committee limited the LTI awarded to the CEO, Brian Walker, in the form of restricted stock units to the value that would be deductible as compensation under Internal Revenue Code section 162 (m) with the balance of his LTI awards being in stock options. The key features of the restricted stock units and options awarded in fiscal 2010, 2011 and 2012 are as follows:

Restricted Stock Units: The restricted stock units (RSU) consist of units representing the right to receive shares of Herman Miller, Inc. common stock. These units reflect the fair market value of the common stock as of the date of grant and cliff vest after three years. If the employee leaves the Company for any reason other than death, disability, retirement or termination without case, during the three year vesting period any unvested units are forfeited. For the 2011 and 2012 units, if an employee dies or becomes disabled the units vest immediately and if an employee retires during the first 12 months after grant, one-twelfth of the grant will be eligible for vesting for each month that the employee was employed after the grant date and after the initial 12 months, the units will vest in full. For the 2011 and 2012 units, if an employee is terminated for reasons other than cause during the three year period then a prorated portion of the units will vest. In the case of the 2010 units, if an employee dies or becomes disabled, or if the employee is terminated for reasons other than cause during the three year period then a prorated portion of the units will vest. For the 2010 units, if an employee retires, the units continue vesting subject to certain conditions. RSUs convert into shares after they vest. Dividends accrue on the RSUs and are added to the total value of the units.
Stock Options: The options vest equally over three years, have a ten year life and are priced at fair market value on the date of grant.

LTI Grants Awarded in Fiscal 2010
The Committee and Board in July 2008 set normal LTI grant values and in January 2009 reduced the value of the target LTI grants to be awarded to NEOs to 50% of the normal value. The reduction from target value reflected the performance of the Company and the weak overall economic conditions during fiscal 2009. The value of the LTI grants awarded (including options and restricted stock units) in July 2009 as a percent of normalized base salary was 112.50% for Brian Walker, 50% for Greg Bylsma, Andy Lock and Curt Pullen, and 45% for Don Goeman. The changes did not reflect a change in the performance of any individual NEO.
For NEOs the award value was expressed as a percentage of his or her normalized base salary, and the grants reflected the temporary reductions in the program as discussed below.

LTI Grants Awarded in Fiscal 2011
At the July 2010 meeting the Committee and Board awarded LTI grants for the just completed 2010 year. The value of the LTI grants awarded (including options and restricted stock units) in July 2010 as a percent of normalized base salary was 168.75% for Brian Walker, 75% for Greg Bylsma, Andy Lock and Curt Pullen and 67.5% for Don Goeman. The value of LTI grants awarded was at 75% of the normal value. The reduced levels reflected the improved but still weak overall performance of the Company and the economy during fiscal 2010. The changes did not reflect a change in the performance of any individual NEO.

29 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
The Committee and Board in January 2011, in the light of improving economic conditions and Company performance, awarded an LTI grant equal to the remaining 25% of normalized target to all LTI Plan participants whose awards had been withheld in July 2010, except for the NEOs. The Board and Committee deferred action on awarding the additional LTI to the NEO's until after the results for the fiscal year 2011 were known. As a result of this in January 2011, Don Goeman (who was not an NEO at the time) received the additional award shown in the table below.

LTI Award Targets Established for Fiscal 2011
The Committee and Board at their July 2010 meetings also established LTI award targets for fiscal 2011. The Committee-approved LTI awards again consisted of options and restricted stock units with the features described above. The value of the LTI award targets established for fiscal 2011 were 100% of the normalized target value. The value of the LTI award targets (including options and restricted stock units) established in July 2010 for fiscal 2011 as a percent of normalized base salary was 225% for Brian Walker, 100% for Greg Bylsma and Curt Pullen, 90% for Don Goeman and 75% for Andy Lock. Andy Lock's normalized target was reduced to reflect a change in his responsibilities.

The following table discloses the actual elections made by the NEOs with respect to the awards received in fiscal 2011.

Name	Number of Options	Option Exercise Price	Restricted Stock Units
Brian Walker	179,008	$17.30	—
Greg Bylsma	13,812	$17.30	5,419
Don Goeman (July 2010)	16,906	$17.30	3,316
Don Goeman (January 2011)	3,795	$25.06	763
Andy Lock	18,232	$17.30	7,153
Curt Pullen	19,337	$17.30	7,587

LTI Grants Awarded in Fiscal 2012 (July 2011)
As describe above, the Committee and Board in January 2011, in the light of improving economic conditions and Company performance, awarded the balance of what would have been LTI grants to all LTI Plan participants whose awards had been withheld in July 2010, except for the NEOs. The Committee and Board at their July 2011 meeting approved adding the remaining 25% of the target value for LTI awards to the target awards made with respect to 2011.
The Committee and Board effective as of the July 2011 Board meeting awarded the LTI grants for fiscal 2011. The Committee-approved LTI grant awards again consisted of options and restricted stock units with the features described above. The value of the LTI grants to NEOs for fiscal 2011 were 125% of the normalized target values with the exception of Don Goeman. The value of the actual LTI grants (including options and restricted stock units) made in July 2011 (fiscal 2012) therefore as a percent of normalized base salary was 281.25% for Brian Walker, 125% for Curt Pullen and Greg Bylsma, 90% for Don Goeman and 93.75% for Andy Lock. Don Goeman was not an NEO in 2011 and therefore received the remaining 25% of his normalized target grant in January 2011. The change in the actual award percentage from target value reflects the improved overall economic conditions during fiscal 2011 and Committee and Board's perception of the relative overall performance of the Company during fiscal 2011. The changes do not reflect a change in the performance of any individual NEO. Options granted in July 2011 have the same characteristics as those granted in July 2010.

The following table discloses the actual elections made by the NEOs with respect to the grants awarded in July 2011 (fiscal 2012).

Name	Number of Options	Option Exercise Price	Restricted Stock Units
Brian Walker	184,711	$25.75	5,825
Greg Bylsma	12,930	$25.75	8,981
Don Goeman	7,536	$25.75	5,942
Andy Lock	12,598	$25.75	8,331
Curt Pullen	15,803	$25.75	10,760

30 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
LTI Award Targets for Fiscal 2012 (July 2011)
The Committee and Board, at the July 2011 Board meeting, established target values for the LTI grants for fiscal 2012.The Committee-approved LTI award targets will result in actual grants in July 2012 and the grants will again consist of options and restricted stock units with the features described above. As a percent of base salary the Long-Term Incentive Grants (including options and restricted stock units) are 250% for Brian Walker, 100% for Greg Bylsma and Curt Pullen, 90% for Don Goeman, and 75% for Andy Lock. The LTI awards actually awarded in July 2012 remains subject to adjustment at the discretion of the Committee and the Board. The LTI award target to Brian Walker consists of options and, to the extent deductible under IRS Section 162(m) at the election of Mr. Walker, may consist of RSUs.
The Committee believes that allowing the NEOs to have some flexibility in modifying the mix between options and RSUs gives the NEOs a greater sense of deriving value from the awards. The Committee has limited the CEO's election of RSUs as a part of his LTI award to that portion which would be deductible under Internal Revenue Code section 162(m). This limitation is consistent with its policy that compensation paid by the Company should be deductible under Internal Revenue Code section 162(m).
Practices Concerning Grant Dates
Grants under the LTI Plan are typically made in connection with the Board of Directors meeting in July of each year. The number of restricted stock units is determined using the closing price for the Company's common stock on the date of grant and the number of options is based on the Black-Scholes valuation as of the date of grant. The Company does not attempt to influence the amount of executive compensation by timing equity grants in connection with the disclosure of material information to the public. The Company's year-end financial information is normally disclosed through a press release in the third week of June. The backdating of equity award dates is specifically prohibited under policies adopted by the Board of Directors.
Retirement and Health Plans
Health Plans
The Company maintains a broad base of health insurance plans available to all full-time and most part-time employees. The NEOs participate in such health insurance plans on the same terms as all other employees within their respective geographic region.
Retirement Plans
The Company maintains broad based retirement plans available for all non-union employees in the United States. Our employees in England and union members are covered by separate defined benefit retirement plans. Our retirement plans are designed to provide an appropriate level of replacement income upon retirement. The benefits available to NEOs are the same as those available to other non-executive employees in their respective geographic region subject to limitations provided by law or regulation. The NEOs participate in the full range of benefits and are covered by the same plans (with exceptions noted) on the same terms as provided to all non-union U.S. employees.
The retirement plans include:

•	The Herman Miller, Inc. Retirement Income Plan

•	The Herman Miller, Inc. Profit Sharing and 401(k) Plan

•	The Herman Miller Limited Retirement Benefits Plan

Retirement Income Plan: The Herman Miller, Inc. Retirement Income Plan (Cash Balance Plan) is known as a hybrid plan. Under the Plan the Company accrues a benefit for the participant which is expressed as a fixed dollar amount (cash balance). The Company credits each employee's account with an amount equal to 4% of his or her salary, up to the maximum salary level permitted by the Internal Revenue Service (currently $245,000). Each account is also credited with hypothetical interest earning pegged to a predetermined benchmark (for fiscal 2011 interest was credited at 4.69%).
Profit Sharing Plan: The Herman Miller, Inc. Profit Sharing and 401(k) Plan consists of two parts. The Company annually makes a contribution to the profit sharing portion based upon the Company's EVA results for the year that may range from 0% to 6% of base salaries, with a target contribution of 3% of base salary. Based upon our EVA results, the actual percentage contributed for fiscal 2011 was 3.26%. The amount of salary included in the base for the calculation is limited to the maximum salary level permitted by the IRS. The 401(k) portion of the plan is a salary deferral plan. Each employee may elect to defer up to the maximum amount permitted. The Company normally matches up to half of the amount deferred by the employee up to the first 6% of the employee's compensation contributed. The Company suspended matching payments to the plan from March 9, 2009 until January 19, 2011 when it resumed matching contributions.
Herman Miller Limited Retirement Plan: Herman Miller Limited, the Company's wholly owned UK subsidiary maintains an average final pay pension plan for all of its retirees. Under the plan each employee is entitled to a normal basic pension equal to an equivalent of 1/70th of final pensionable salary for each complete year of service. The pension is subject to a maximum of 40/70ths of final pensionable salary. From June 1, 2009 to June 1, 2010 the Company, with the consent of the participants in the UK plan, suspended further benefit accruals under the plan. The benefit accruals were reinstated at the beginning of fiscal 2011.

31 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
Perquisites and Other Executive Compensation Plans
Perquisites
The Company is conservative in its approach to executive perquisite benefits. Company compensation practices in general do not provide for personal perquisites and the Committee has adopted a policy which specifically restricts the use of corporate aircraft for non-business purposes. We provide a limited number of perquisites to Corporate Officers. The Company normally provides each NEO with a specified dollar amount which can be used for a range of perquisites. These perquisites include financial planning, life insurance, spousal travel and other benefits. In fiscal 2011 the dollar amount of these benefits awarded was approximately $20,000 for the CEO and $12,000 for each of the other NEOs.
The Company does not normally provide non-business-related use of chartered aircraft for Corporate Officers and none was provided in 2011.
The Company in 2011 did provide the NEOs and all other Corporate Officers with the opportunity to purchase certain additional disability insurance and to obtain comprehensive physicals paid for by the Company.
Deferred Compensation Plans
In 2008 the Committee discontinued use of the Nonqualified Deferred Compensation Plan and approved the Herman Miller, Inc. Executive Equalization Retirement Plan.
The Nonqualified Deferred Compensation Plan allowed selected employees to defer part or all of their Executive Incentive Cash Bonus payment each year. The Company matched any such deferral, up to 50% of the incentive cash bonus payment. The matching payment vests over three years and that vesting is dependent upon the executive remaining employed with the Company. Amounts deferred are converted into units having the same value as the Company's stock and are credited with amounts at the same rate as the Company's dividend on its common stock. Units are converted into shares of the Company's common stock at the time of distribution. Only one NEO, Brian Walker, elected to participate in the Nonqualified Deferred Compensation Plan in fiscal 2007. The vesting on the Company matching contribution is shown on the 2011 Summary Compensation Table under All Other Compensation.
The Herman Miller, Inc. Executive Equalization Retirement Plan was approved by the Committee and the Board in 2008. The plan is a supplemental deferred compensation plan and became available for salary deferrals beginning in January 2008. The plan is available to highly compensated United States employees who are selected for participation by the Committee. All of the NEOs are currently able to participate, except Andy Lock due to his employment outside the United States. The plan allows participants to defer up to 50% of their base salary and 100% of their Incentive Cash Bonus. Company contributions to the plan “mirror” the amounts the Company would have contributed to the Herman Miller Retirement Income Plan and the Herman Miller Profit Sharing and 401(k) Plan had the employee's compensation not been above the statutory ceiling (currently $245,000). Investment options under this plan are the same as those available under the 401(k) Plan except for Company stock which is not an investment option under this plan. For the part of fiscal 2009 before March 9, 2009, the Company's contribution was equal to 50% of the participant's retirement savings contributions until the matching contribution for the NEO brought the Company's contribution credited to the Executive Equalization Retirement Plan, the Herman Miller Retirement Income Plan and the Herman Miller Profit Sharing and 401(k) Plan up to the amount necessary to accomplish the “mirroring.” On March 9, 2009 the Company, in conjunction with the suspension of matching contributions to the Profit Sharing and 401(k) Plan, also suspended the “mirroring” profit sharing and 401(k) contributions under the Executive Equalization Plan. The Company on January 19, 2011 resumed making such contributions and matching payments. Company contributions for amounts deferred in fiscal 2011 after the resumption of the payments appear in the 2011 Summary Compensation Table under All Other Compensation.

Executive Long-Term Disability Plan
The plan covers 60% of the rolling two year average of executive incentive compensation. Executives are eligible to participate when they have earned over $6,000 in annual executive incentive compensation. This benefit continues as long as the executive is disabled until age 65. The monthly benefit is capped at $10,000. The executive can maintain the plan by paying Unum, the provider, directly when they leave the Company.
Deductibility of Compensation
The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's CEO, CFO and the other three most highly-paid executives. Under IRS guidelines compensation that qualifies as “performance based” is not subject to this limit. It is the policy of the Committee that compensation should meet the IRS tests for deductibility under Section 162(m). All of the compensation paid during fiscal 2011 was deductible under section 162(m).

32 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
Stock Ownership Guidelines
The Committee believes that significant stock ownership by top management is of critical importance to the ongoing success of the Company, as it helps link the interests of senior management and Company shareholders. Stock ownership requirements apply to the ten members of the Executive Leadership Team for the Company. Under these requirements, the President and Chief Executive Officer must own shares of Company stock with an aggregate market value of at least six (6) times base salary, Corporate Officers having a Long-Term Incentive Plan target equal to 100% of base salary must own shares of Company stock with an aggregate market value of four (4) times their respective base salaries and all other direct reports to the CEO must own shares with an aggregate market value of three (3) times their respective base salaries.
All participants must achieve their ownership requirement over a five-year period from the date of their appointment to the position. The Committee reviews the NEOs' progress toward these goals annually during the Company's fourth quarter. Ownership for the purpose of the guidelines is defined to include shares owned by the executives, as well as shares held in the Company's profit sharing and 401(k) plan, restricted stock and restricted stock units (both vested and unvested), and deferred accounts for his or her benefit. Stock options and unissued performance shares are not included in the calculation of an executive's total ownership. If a participant fails to meet the ownership guidelines within the specified period half of his or her Incentive Cash Bonus will be paid in the form of Company stock until the guideline is met.
An executive who has met the minimum expectation of ownership of the Company's stock as approved by the Board or the Board Executive Compensation Committee within five years of assuming his or her key leadership position shall be certified as compliant with the Executive Stock Ownership Guidelines. Assuming no reduction in that ownership position, such executive shall continue to be compliant with the original certification in the event of temporary market fluctuations in Company stock price that would cause the value of the executive's stock to fall below the approved Stock Ownership Guidelines. At the current time Don Goeman has not met the stock ownership guidelines and half of his future Incentive Cash Bonus will be paid in the form of Company stock until the guideline is met.
Impact of Prior Compensation in Setting Elements of Compensation
Prior compensation of the NEOs does not normally impact how the Committee sets the current elements of compensation. The Committee believes the current competitive environment is more relevant in determining an NEO's current total level of compensation. As described earlier the Committee uses tally sheets to track all of the elements of current compensation to enable the Committee to determine whether the compensation which the NEO is currently receiving is consistent with market practices. The Committee, however, has the ability to consider the impact of any special equity grants upon the value of future grants made to Corporate Officers under the LTI plan.
Impact of Restatements Retroactively Impacting Financial Goals
The Company has not had any material restatement of prior financial results. If such restatements were to occur, the Committee would review the matter and determine what, if any, adjustment to current compensation might be appropriate. The LTI plan and the Executive Incentive Bonus Plan give the Committee the right to “claw back” Incentive Cash Bonus payments and LTI grants in the event of certain restatements.
Post−Employment Compensation
Change in control and discharge for other than cause can result in additional compensation being paid to or for certain NEOs. In addition, as described above, certain of the Long-Term Incentive Bonus payments continue if the NEO leaves employment as the result of death, disability or retirement.
Termination and Retention Payments
All of the NEOs are “at will” employees. This means that they can be discharged at any time and for no reason. The Company has agreed to pay Corporate Officers and other executives severance if they are terminated for reasons other than malfeasance or voluntary separation. For 2011 the severance payments for each NEO would have been equal to 18 months of base salary subject to the employee not competing with the Company during that period. The Committee's determination as to the amount of severance payments is the result of benchmarking our practices to the Published Survey Data. In addition, the Company maintains the health insurance on such employee during the salary continuation period. In exchange for such payments the employee provides the Company with a mutual release of all claims and agrees not to work for a competitor or solicit the Company's employees during the salary continuation period.
Andy Lock in July 2010 received a special retention grant of 10,000 shares of Company stock. The grant cliff vests after 5 years provided that he is still employed by the Company unless special rules related to death, disability or retirement apply.
Don Goeman in December 2010 received a special retention grant of 5,000 shares of Company stock. The grant cliff vests after 5 years provided that he is still employed by the Company unless special rules related to death, disability or retirement apply.

33 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Compensation Discussion and Analysis (continued)
Change in Control Agreements
Each NEO is party to a change in control agreement with the Company. In 2006 the Committee retained Frederic W. Cook to review the existing change in control agreements and to advise it on whether the continued use of such agreements was appropriate and if so whether the agreements were consistent with competitive practices. Frederic W. Cook advised the Committee that the continued use of change in control agreements is appropriate and that the amounts payable under the agreements were consistent with market practice. In 2006 the Company entered into new change in control agreements with the NEOs and certain other Corporate Officers and executives. (The form of change in control agreement is found under Exhibit 10 in the Company's Annual Report on Form 10-K for the fiscal year ended June 2, 2007). Effective July 18, 2011 the Company and the Corporate Officers who were parties to the change in control agreements, amended the agreements to eliminate the provision providing for the gross up of change in control agreement payments in the event the payments became subject to the excise tax related to “golden parachute payments.” This change was effective immediately.
The Committee believes that the use of change in control agreements is appropriate as they help ensure a continuity of management during a threatened take-over and help ensure that management remains focused on completing a transaction that is likely to maximize shareholder value. Potential payments under the change in control agreements are included in the tally sheets provided annually to the Committee.
The narrative and footnotes to the tables entitled Potential Payments upon Termination in Connection with a Change in Control describe the change in control payments in greater detail.

34 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Executive Compensation Committee Report
The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

J. Barry Griswell (chair)	Douglas D. French	John R. Hoke III

35 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Summary Compensation Table
The summary compensation table below shows the compensation for the Named Executive Officers “NEO” for the fiscal year ended May 28, 2011 (2011), May 29, 2010 (2010) and May 30, 2009 (2009). The details of the Company's executive compensation programs are found in the CD&A.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian C. Walker	2011	693,969			1,214,999	748,074	15,332	42,292	2,714,666
President and Chief Executive Officer	2010	583,200			756,028		12,300	100,835	1,452,363
	2009	668,685		497,308	994,618		13,578	184,649	2,358,838
Gregory J. Bylsma	2011	288,173		93,749	93,748	185,928	10,014	16,450	688,062
EVP and Chief Financial Officer	2010	225,000		49,786	49,788		8,122	8,971	341,667
	2009	201,542		16,537	33,063		8,683	7,605	267,430
Donald D. Goeman	2011	248,552		192,738	152,993	161,059	19,662	17,117	792,121
EVP Research, Design and	2010	218,025		36,721	73,435		14,589	23,396	366,166
Development	2009	243,748		72,732	145,439		17,654	35,539	515,112
Andrew J. Lock	2011	337,069		296,747	123,748	232,690	149,135	52,188	1,191,577
President, Herman Miller International	2010	282,150		52,540	105,070		113,241	24,497	577,498
	2009	313,956		104,428	208,848			49,157	676,389
Curtis S. Pullen	2011	341,149		131,255	131,248	267,555	14,588	16,978	902,773
EVP and President, North American	2010	299,250		81,030	81,024		11,915	25,957	499,176
Office and Learning Environments	2009	325,029		86,666	173,335		12,882	47,094	645,006

(1)
Amounts represent the aggregate grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note12 of the Company's consolidated financial statements for the fiscal year ended May 28, 2011 included in our Annual Report on Form 10-K.

(2)
Includes the amounts earned in fiscal 2011 and paid in fiscal 2012 under the Executive Incentive Cash Bonus Plan as described in the Compensation Discussion and Analysis. Certain executives have elected to defer a part of the bonus under the Key Executive Deferred Compensation Plan. The amount of the deferrals and the corresponding Company contributions will be shown in next year's Nonqualified Deferred Compensation Table.

(3)
Amounts represent the aggregate change in the actuarial present value of the accumulated benefits under the Company's Retirement Plans. For fiscal 2009, Mr. Lock's change in the Herman Miller, Inc. Retirement Income Plan was $10,431 and his change in the Herman Miller, UK Pension Plan was ($42,809).

(4)	The amounts in this column for all other compensation are described in the table below.

	Bundled Benefits(a)	Relocation expenses	Dividends on restricted stock	Long-term Disability Insurance	Vesting of Registrants contributions to Deferred Compensation Plan	Nonqualified Deferred Compensation Contribution(b)	Total Other Compensation
Brian C. Walker	9,530		142	2,809	15,683	14,128	42,292
Gregory J. Bylsma	15,726		4	720			16,450
Donald D. Goeman	12,952		169	3,996			17,117
Andrew J. Lock	10,206	38,118	315	3,549			52,188
Curtis S. Pullen	12,000		32	2,176		2,770	16,978

(a)
Bundled Benefits include accounting fees, cell phone fees, club dues, family travel, education and training, home office expenses, vehicle expenses, and life insurance. Benefits for Mr. Bylsma and Mr. Goeman include the approved amount for calendar 2011 plus carryover for calendar 2010.

(b)	Amounts represent the Company's contribution to the Herman Miller, Inc. Executive Equalization Retirement Plan.

36 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Grants of Plan-Based Awards
The Grants of Plan-Based Awards table below sets forth information on equity awards granted by the Company to the NEOs during fiscal 2011 under the Long Term Incentive Plan (LTI Plan) and the possible payouts to the NEOs under the Executive Incentive Cash Bonus Plan (Annual Cash Bonus Plan) for fiscal 2011. The CD&A provides further details of grants under the LTI Plan, as well as the performance criteria under the Annual Cash Bonus Plan. (The LTI grants are discussed in the CD&A under the heading LTI Grants Awarded in Fiscal 2011).

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock of Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)(4)		Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)									Maximum (#)
Brian C. Walker	07/19/10									179,008		17.30		1,214,999
		0	688,708	1,377,416
Gregory J. Bylsma	07/19/10							5,419						93,749
	07/19/10									13,812		17.30		93,748
		0	171,173	342,346
Donald D. Goeman	07/19/10							3,316						57,367
	07/19/10									16,906		17.30		114,748
	12/14/10							5,000						116,250
	01/19/11							763						19,121
	01/19/11									3,795		25.06		38,245
		0	148,278	296,556
Andrew J. Lock	07/19/10							7,153						123,747
	07/19/10									18,232		17.30		123,748
	07/19/10							10,000						173,000
		0	208,753	417,506
Curtis S. Pullen	07/19/10							7,587						131,255
	07/19/10									19,337		17.30		131,248
		0	203,518	407,036

(1)
Under the Annual Cash Bonus Plan executives can earn incentive compensation based on the achievement of certain company performance goals. The actual Cash Bonus amount paid with respect to any year may range from 0 to 2 times of the target based upon the relative achievement of our EVA targets.

(2)
The awards represent restricted stock units consisting of units representing the right to receive share of Herman Miller, Inc common stock. These units reflect fair market value of the common stock as of the date of grant and cliff vest after three years except the awards granted to Mr. Lock dated 07/19/10 for 10,000 shares, and to Mr. Goeman dated 12/14/10 for 5,000 shares, which are restricted stock awards and cliff vest over five years.

(3)	Each option has a term of ten years and vests pro rata over three years.

(4)	Stock options are awarded at an option price not less than the market value of the Company's common stock at the grant date in accordance with the LTI Plan.

(5)	Aggregate grant date values are computed in accordance with FASB ASC Topic 718.

37 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The Outstanding Equity Awards at Fiscal Year-End table below shows the option awards and stock awards that were outstanding as of May 28, 2011. The table shows both exercisable and unexercisable options. The table also shows share units and equity plan awards that have not vested.

Name	Grant Date		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Brian C. Walker	06/27/05	18,709		33.517	06/27/15
	07/24/06	20,066		30.536	07/24/16	8,529	209,472
	10/30/06	3,616		34.510	06/29/11
	10/30/06	33,430		34.510	04/23/12
	07/24/07	67,750		31.840	07/24/17
	07/21/08	81,998	41,010	25.520	07/21/18			19,487	478,601
	07/20/09		80,828	15.740	07/20/19
	07/19/10		179,008	17.300	07/19/20
Gregory J. Bylsma	06/29/01	431		24.200	06/29/11
	04/23/02	2,800		25.000	04/23/12
	05/19/04	1,400		23.870	05/19/14
	06/27/05	2,495		33.517	06/27/15
	07/24/06	2,676		30.536	07/24/16	189	4,642
	07/24/07	2,724		31.840	07/24/17
	07/21/08	2,726	1,363	25.520	07/21/18			648	15,915
	07/20/09	2,662	5,322	15.740	07/20/19	3,188	78,297
	07/19/10		13,812	17.300	07/19/20	5,434	133,459
Donald D. Goeman	06/29/01	2,000		24.200	06/29/11
	04/23/02	8,000		25.000	04/23/12
	05/19/04	4,000		23.870	05/19/14
	06/27/05	7,796		33.517	06/27/15
	07/24/06	8,361		30.536	07/24/16	3,554	87,286
	07/24/07	10,011		31.840	07/24/17
	07/21/08	11,991	5,996	25.520	07/21/18			2,850	69,996
	07/20/09	3,925	7,851	15.740	07/20/19	2,351	57,741
	07/19/10		16,906	17.300	07/19/20	3,325	81,662
	12/14/10					5,000	122,800
	01/19/11		3,795	25.060	01/19/21	764	18,764
Andrew J. Lock	06/27/05	12,473		33.517	06/27/15
	07/24/06	13,378		30.536	07/24/16	5,686	139,648
	07/24/07	9,937		31.840	07/24/17
	07/21/08	17,218	8,611	25.520	07/21/18			4,092	100,500
	07/20/09	5,616	11,233	15.740	07/20/19	3,364	82,620
	07/19/10		18,232	17.300	07/19/20	7,173	176,169
	07/19/10					10,000	245,600

38 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End (continued)

Curtis S. Pullen	06/27/05	4,178		33.517	06/27/15
	07/24/06	4,481		30.536	07/24/16	1,905	46,787
	07/24/07	4,929		31.840	07/24/17
	07/21/08	14,290	7,147	25.520	07/21/18			3,396	83,406
	07/20/09	4,331	8,662	15.740	07/20/19	5,189	127,442
	07/19/10		19,337	17.300	07/19/20	7,608	186,852

(1)
Options granted on 01/19/11, 07/19/10, 07/20/09, 07/21/08, 07/24/07, 07/24/06 and 06/27/05 vest in three equal annual installments beginning on the first anniversary of the grant date. Options granted prior to 06/27/05 or in connection with a reload vest 100 percent on the one year anniversary date of the award except for those granted on 04/23/02 which vest ratably over two years. Options granted on 10/30/06 reflect options granted pursuant to stock option reload rights contained in certain option agreements. The rights permit employees to receive new options if an employee exercises options by trading in shares. Reload options allow for the purchase of shares of Company stock equal to the number of shares that were exchanged upon exercise of the underlying option. The reload options retain the expiration date of the original option, but the exercise price equals the fair market value of the Company's stock on the date of grant of the reload option.

(2)
Awards issued on 12/14/10, 07/24/06 and the 07/19/10 award issued to Mr. Lock for 10,000 vest 100 percent on the five year anniversary date of the award. The remaining awards issued on 07/19/10 plus the 07/20/09 and 07/24/07 awards vest 100 percent on the three year anniversary of the award. These awards reflect credited dividends.

(3)	Assumes a stock price of $24.56 per share, which was the closing price of a share of common stock on the last trading day of fiscal 2011.

(4)
The performance share units represent shares of the Company's common stock and are to be issued to participants at the end of a future three-year measurement period beginning in the year that performance shares are granted. The value of the performance shares is initially based upon a target grant to each participant. The actual payout of shares can vary between 0% and 200% of target shares depending upon the cumulative average EVA performance over the three-year measurement period.

Option Exercises and Stock Vested
This table provides information on the number and value of (1) options exercised in fiscal 2011 and (2) the vesting of restricted stock (on an aggregate basis).

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian C. Walker	40,408	493,426	6,096	120,640
Gregory J. Bylsma	2,500	2,325	164	3,246
Donald D. Goeman	20,000	47,642	2,540	50,267
Andrew J. Lock			4,064	80,427
Curtis S. Pullen			1,361	26,934

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Value based on the closing market price of the Company's common stock on the vesting date.

39 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Pension Benefits
The Pension Benefits table which is below provides certain information on the retirement benefits available under each retirement plan to each NEO at the end of fiscal 2011. The retirement plans are described in the CD&A.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brian C. Walker	Herman Miller, Inc. Retirement Income Plan	22	157,844
Gregory J. Bylsma	Herman Miller, Inc. Retirement Income Plan	10	62,363
Donald D. Goeman	Herman Miller, Inc. Retirement Income Plan	31	233,145
Andrew J. Lock(1)	Herman Miller Limited Retirement Plan	12	713,520
	Herman Miller, Inc. Retirement Income Plan	9	80,065
Curtis S. Pullen	Herman Miller, Inc. Retirement Income Plan	20	139,252

(1)	Mr. Lock was covered from 1990-2002 and beginning again during fiscal 2011 under the UK Pension Plan and from 2002 through a portion of 2011 under the Retirement Income Plan.

Nonqualified Deferred Compensation
The Nonqualified Deferred Compensation table below provides certain information relating to our two defined contribution plans that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Brian C. Walker	55,097	14,128	358,118	(472,045)	1,213,440
Gregory J. Bylsma	6,860		5,111		26,145
Donald D. Goeman	3,923		4,500		29,409
Andrew J. Lock	11,574		30,221		163,095
Curtis S. Pullen	17,955	2,770	40,654		196,207

(1)
Amounts in this column represent the deferral of base salary earned in fiscal 2011. The amounts identified in this column are also reported in the Summary Compensation Table under Salary for fiscal 2011.

(2)	Amounts in this column represent the Company's contribution and are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)	Amounts reflect increases in value of the employee's account during the year, based upon deemed investment of deferred amounts.
The Company's Nonqualified Deferred Compensation Plan, which was terminated in fiscal 2007, allows certain employees to defer part or all of their Executive Incentive Cash Bonus payment each year. The Company matched any such deferral, up to 50 percent of the incentive cash bonus payment. The matching payment vests over three years and vesting is dependent upon the executive remaining employed with the Company. Amounts deferred are converted into units having the same value as the Company's stock and are credited with amounts at the same rate as the Company's dividend on its common stock. Units are converted into shares of the Company's common stock at the time of distribution.
The Committee approved The Herman Miller, Inc. Executive Equalization Retirement Plan for salary deferrals that began in January 2008. The Plan allows all United States employees who have compensation above the statutory ceiling to defer income in the same proportion as if the statutory ceiling did not exist. The Company makes contributions to the plan such that the amounts in the plan “mirror” the amounts the Company would have contributed had the employee's compensation not been above the statutory ceiling. Distributions from the plan are paid out in cash based on the deferral election specified by the participant.

40 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Potential Payments upon Termination, Death, Disability, Retirement or Change in Control
The following tables quantify both the estimated payments that would be made to each NEO in the event of his termination by the Company without cause, and in the event of his termination under circumstances that would trigger payments under the change in control agreements. The tables also provide information regarding the incremental amounts that would have vested and become payable on May 28, 2011 if a change in control occurred on that date or if the NEO's employment had terminated on that date because of death, disability or retirement. The amounts potentially payable to each NEO in the event of separation without cause, death, disability, retirement or in connection with a change in control in which a termination occurs are illustrated below. The narrative that follows the tables gives more details concerning the plans and the circumstances under which either accelerated payment or vesting would occur.
Assumes termination occurs at end of fiscal 2011 (May 28, 2011)

	Benefit	Death	Disability	Retirement	Without Cause	Change in Control
Brian C. Walker	Cash Severance				1,080,000	4,320,000
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	202,497	202,497		202,497	209,472
	Performance Shares (at target)
	Unexercisable Options					2,012,466
	Total	202,497	202,497		202,497	2,221,938
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				32,181	42,908
	Outplacement				25,000	25,000
	Tax Gross-Ups(2)
	Total				57,181	67,908
	Total	202,497	202,497		1,339,678	6,609,846
Gregory J. Bylsma	Cash Severance				450,000	960,000
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	185,796	185,796		89,398	216,398
	Performance Shares (at target)
	Unexercisable Options					147,221
	Total	185,796	185,796		89,398	363,619
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				26,375	35,166
	Outplacement				25,000	25,000
	Tax Gross-Ups(2)					439,223
	Total				51,375	499,389
	Total	185,796	185,796		590,773	1,823,008

41 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Potential Payments upon Termination, Death, Disability, Retirement or Change in Control (continued)

	Benefit	Death	Disability	Retirement	Without Cause	Change in Control
Donald D. Goeman	Cash Severance				382,500	816,000
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	342,833	342,833		161,408	368,253
	Performance Shares (at target)
	Unexercisable Options					191,980
	Total	342,833	342,833		161,408	560,233
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				28,980	38,640
	Outplacement				25,000	25,000
	Tax Gross-Ups(2)
	Total				53,980	63,640
	Total	342,833	342,833		597,888	1,439,873
Andrew J. Lock	Cash Severance				536,250	1,144,000
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	607,221	607,221	351,454	302,579	644,037
	Performance Shares (at target)
	Unexercisable Options					231,436
	Total	607,221	607,221	351,454	302,579	875,473
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				18,950	25,266
	Outplacement				25,000	25,000
	Tax Gross-Ups(2)
	Total				43,950	50,266
	Total	607,221	607,221	351,454	882,779	2,069,739
Curtis S. Pullen	Cash Severance				525,000	1,120,000
	Prorated Annual Incentive
	Equity
	Restricted Stock
	Restricted Stock Units	309,923	309,923		174,965	361,081
	Performance Shares (at target)
	Unexercisable Options					216,785
	Total	309,923	309,923		174,965	577,866
	Retirement Benefits(1)
	Unvested Deferred Stock Units
	Other Benefits
	Health and Welfare				26,793	35,724
	Outplacement				25,000	25,000
	Tax Gross-Ups(2)					453,598
	Total				51,793	514,322
	Total	309,923	309,923		751,758	2,212,188

(1)	The retirement benefits available to the Named Executive Officers are the same as those available to all salaried employees.

(2)
Subsequent to fiscal 2011 the Company and the Corporate Officers who were parties to the change in control agreements, amended the agreements to eliminate the provision providing for the gross up of change in control agreement payments in the event the payments became subject to the excise tax related to “golden parachute payments.”

42 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Potential Payments upon Termination without Change in Control
The Company under its salary continuation plan has agreed to pay Corporate Officers and other executives severance if they are terminated for reasons other than cause. The payments are equal to 18 months base salary continuation for the NEOs. In addition the Company maintains the health insurance on such employee during the salary continuation period. In exchange for such payments the employee provides the Company with a mutual release of all claims and agrees not to work for a competitor during the salary continuation period. In the event of a termination covered by the change in control agreements described below, the payments under those agreements is reduced by any amounts received under the salary continuation plan.
The Executive Long-Term Disability Plan provides a monthly benefit to an executive of 60% of their two year average executive incentive up to a monthly maximum of $10,000. Each of the NEOs would be entitled to a $10,000 monthly benefit if they became disabled as of May 28, 2011 as long as they are disabled or until age 65.
Potential Payments upon Termination in Connection with Change in Control
In fiscal 2011 each NEO was party to a change in control agreement with the Company. The change in control agreements are all “dual trigger” agreements. This means there both must be a change in control and the employee must incur an actual or constructive termination of employment by us in order to be entitled to a payment.
The agreements define change in control as having occurred (1) when a third party becomes the owner of 35 percent or more of the Company's stock, (2) when a majority of the Board of directors is composed of persons who are not recommended by the existing Board, or (3) under certain transactions involving a merger or reorganization, sale of all or substantially all of the company's assets or a liquidation in which the Company does not maintain certain control thresholds.
An employee is entitled to a payment under the change in control agreement if within 2 years after a change in control he or she (1) has his or her employment with the Company terminated by the Company for reasons other than cause or (2) voluntarily terminates his or her employment if (a) the responsibilities of his or her job are significantly reduced, (b) the base salary or bonus he or she receives is reduced, (c) the benefits he or she receives are reduced by more than 5 percent, (d) the location of his or her job is relocated more than 50 miles from its current location, or (e) the obligations of the change in control agreement is not assumed by any successor company.
If both triggering events occur, then the NEO is entitled to a change in control payment. The change in control payment consists of three elements (1) amounts owed for current year base salary, on target bonus prorated to the date of termination and all amounts of deferred income, (2) medical and other insurance benefits, and (3) a separation payment. In addition, all existing unvested options and other equity units become immediately vested and exercisable. The separation payment in the case of the CEO is to be equal to three times the amount described below and in the case of all other NEOs the payment is equal to two times the amount described below. The separation payment is a lump sum equal to either two or three times the sum of (a) the executive's base salary plus (b) the greater of the executive's actual bonus for the preceding year or his or her on-target bonus for the current year. This amount is reduced by any severance payment that executive receives under the severance program described above.
As of July 18, 2011, the Company has no obligation to make a “gross up” payment to the executive if the amount of the payments under the change in control agreements is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986.
In order to receive the payments the NEO is obligated to comply with the non-competition covenant of the agreement, committing him or her to refrain from competing with the Company for a period equal to the number of years of compensation received by the NEO under the agreement.
Accelerated Vesting upon Death, Disability, Retirement or Change in Control
Various compensation plans contain provisions that permit accelerated vesting upon death, disability or change in control. In the event of a change in control, the Key Executive Deferred Compensation Plan, the Long-Term Incentive Plan, and the Executive Incentive Cash Bonus Plan provide for the acceleration of vesting and/or payment even if the NEO has not been terminated. These are so called single trigger payment provisions. The Long-Term Incentive Plan, Executive Incentive Cash Bonus Plan and Key Executive Deferred Compensation Plan each has provisions dealing with vesting upon death, disability or retirement. The definition of change in control for these plans is the definition contained in Treasury Regulations for Section 409A of the Internal Revenue Code.
Key Executive Deferred Compensation Plan
The Key Executive Deferred Compensation Plan, which terminated in fiscal 2007, permits a participant to elect to have his or her account distributed immediately upon his death, disability, or termination of employment in addition to change in control. The plan also permits the Committee to distribute to the employee amounts deferred before December 31, 2005 in the event of his death, disability or termination of employment.

43 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Potential Payments upon Termination without Change in Control (continued)
Long-Term Incentive Plan
The current Long-Term Incentive Plan provides that all unvested options, restricted stock units and performance shares vest and become immediately exercisable in the event of a change in control. Also under the current plan, the measurement period for performance shares ends as of the date of a change in control, and the number of performance shares actually vesting is determined by the Company's average EVA performance during the shortened measurement period.
Options granted under the LTI Plan to the extent vested at the date of death, disability or retirement, remain exercisable for the balance of their original term but not more than 60 months following the date of termination of employment. In all other cases the vested options terminate three months after the termination of employment.
In the case of restricted stock units, if an employee dies or becomes disabled, units granted prior to fiscal 2011 vest ratably up to the date of termination; and units granted in fiscal 2011 or later vest immediately. All vest ratably if the employee is terminated for reasons other than cause. Vesting is determined by comparing the number of months the employee has been with the Company between the date of grant and the date of termination to the original three or five year vesting period. If an employee retires, the grant of restricted stock units prior to fiscal 2011 will continue to vest over the original vesting period, provided the employee is available to provide 10 hours per quarter of consulting services and does not work for a competitor. Awards granted in fiscal 2011 or later will be prorated over 12 months if retiring within one year of the grant; after the initial 12 months they will vest in full.
Performance shares, as explained earlier, are granted at a target value and the actual number of units converted into shares is determined at the end of a 3 year measurement period. The percentage of the performance share target grant that is eligible to vest if an employee dies, becomes disabled, or is terminated for reasons other than cause is determined by comparing the number of months between the date of grant and the date of termination to the original 3 year vesting period. If an employee retires in the first year the percentage of the performance share target grant subject to vesting will be equal to the number of months the employee remains employed during the year divided by 12. If the employee retires after the first year 100 percent of the target performance share grant is subject to vesting.
Under the proposed 2011 Long-Term Incentive Plan, except as otherwise provided in an award agreement, in the event of a change in control transaction, awards that are not assumed or continued (other than performance-based awards) will be deemed to be immediately vested, or, at the Committee's election, it may cancel those awards and pay the value of those awards to participants. With respect to performance-based awards under a change of control transaction in which awards are not assumed, if less than half the performance period has lapsed, those awards will be converted into shares or similar securities assuming target performance has been achieved. If at least half of the performance period has lapsed, those performance-based awards will be converted into shares or similar securities based upon actual performance to date. Conversely, and except as otherwise provided in an award agreement, upon a change in control in which the Company is the surviving entity or under which outstanding awards are assumed or continued, the 2011 Long-Term Incentive Plan provides for a corresponding adjustment to the outstanding awards to preserve the intrinsic value of those awards; provided, those outstanding awards will be subject to accelerated vesting if, within a two year period following the change in control, the participant's employment is terminated without cause or the participant terminates for good reason.
The Executive Incentive Cash Bonus Plan
The Executive Incentive Cash Bonus Plan requires that an employee be employed by the Company on the last day of a fiscal year in order to be eligible to receive the Incentive Cash Bonus, with certain exceptions noted below. The plan provides that in the events of death, disability or retirement an employee does not need to be employed on the last day of the fiscal year in order to receive a bonus. The employee's bonus will be reduced to reflect the portion of the year that he or she was employed by the Company. In the event of a change in control, the Incentive Cash Bonus is immediately vested (based upon EVA results achieved through the date of the change in control) and payable and is not reduced by virtue of the fact that it is calculated upon a partial year. The same provisions governing payment in the event of death, disability, retirement or change in control are also found in the bonus plan applicable to all other employees.

44 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Director Compensation
The following Director Compensation table provides information on the compensation of each director for fiscal 2011. The standard compensation of each director is $120,000 (prorated if a director serves for less than a full year). The Audit Committee Chair receives an additional $17,500, the Executive Compensation Committee Chair receives an additional $10,000 and the Nominating and Governance Committee Chair receives an additional $7,500. Non-chair members of the Audit Committee receive an additional $2,500 per year due to the increased workload and number of meetings of the Audit Committee. The Chairman of the Board of Directors receives additional annual compensation of $120,000 and is eligible to participate in the Company's health insurance plan. Brian Walker, the Company's CEO, does not receive any additional compensation for serving on the Board of Directors.
The annual retainer and any chairperson or additional fees (collectively the "Annual Fee") is payable by one or more of the following means, as selected by each director: (1) in cash; (2) in shares of our stock valued as of January 15 of each year; (3) credit under the Director Deferred Compensation Plan described below; (4) stock options valued as of January 15 of each year under the Black-Scholes Valuation Model; or (5) as a contribution to our Company employee scholarship fund. Any director who does not meet the stock ownership guideline must take at least 50 percent of his or her fee in one of the permissible forms of equity.
Stock Compensation Plan
We have in effect a Stock Compensation Plan, approved and adopted by our shareholders, under which nonemployee officers and directors may be granted options to purchase shares of our stock if they elect to receive their compensation in stock options. Subject to certain exceptions, the options are not exercisable until 12 months after the date of grant and expire 10 years after the date of the grant. The option price is payable upon exercise in cash or, subject to certain limitations, in shares of our stock already owned by the optionee, or a combination of shares and cash.
Deferred Compensation Plan
We also maintain a Nonemployee Officer and Director Deferred Compensation Stock Purchase Plan. The Plan permits participants to defer receipt of all or a portion of his or her Annual Fee to his or her deferred account. The account is held in a Rabbi Trust. Each account is credited with a number of stock units equal to a number of shares of the investment selected by the director including Company stock and other investment alternatives. The initial value of the deferral is equal to the dollar amount of the deferral, divided by the per share fair market value of the selected investment at the time of the deferral. The units are credited with any dividends paid on the investment.
Stock Ownership Guidelines
Director stock ownership guidelines have been in effect since 1997. These guidelines, like those of the management team, are intended to reinforce the importance of linking shareholder and director interests. Under these guidelines, beginning in 2000, each director is encouraged to reach a minimum level of share ownership having a value of at least three times the annual director retainer over a five-year period after first becoming a director.

Other
Directors are reimbursed for travel and other necessary business expenses incurred in the performance of their services for the Company, and they are covered under the Company's business travel insurance policies and under the Director and Officer Liability Insurance Policy.
Perquisites
Some directors' spouses accompany them to Board meetings. The Company pays for their expenses and for some amenities for the Directors and their spouses, including some meals and social events. The total of these perquisites is less than $10,000 per Director except for Mr. Griffiths. His spouse’s travel is reported in All Other Compensation in the following table.

45 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Director Compensation (continued)
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Options Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mary Vermeer Andringa	42,500	80,000					122,500
David A. Brandon	45,000	45,000					90,000
Douglas D. French	120,000						120,000
Lord Brian Griffiths of Fforestfach	120,000					19,787	139,787
J. Barry Griswell	130,000						130,000
John R. Hoke III	60,000	60,000					120,000
James R. Kackley	137,500						137,500
Dorothy A. Terrell	127,500						127,500
David O. Ulrich	65,000	55,000					120,000
Michael A. Volkema	240,000						240,000

(1)
The amounts shown in the “Fees Earned or Paid in Cash” column include amounts which may be deferred under the Non-employee Officer and Director Deferred Compensation Plan. Amounts deferred are retained as units equal to shares of stock under the plan. The plan permits non-employee directors to elect to defer amounts which they would otherwise receive as director fees. Amounts deferred are credited with earnings at the same rate as the dividend on the Company's stock. Directors at the time of deferral elect the deferral period. The units together with the earnings on the units are converted to shares of the Company's common stock at the end of the deferral period and are distributed to the director at the end of the deferral period. These amounts may also reflect contributions to the Michael Volkema Scholarship fund which awards college scholarships to children of employees. During fiscal 2011 nine of the directors who received fees contributed a portion of their fees to the fund.

(2)
Amounts represent the aggregate grant date fair value of stock awards and option awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 12, in the Company's consolidated financial statements for the fiscal year ended May 28, 2011, included in our Annual Report on Form 10-K.

As of May 28, 2011, each Director had the following aggregate number of outstanding options :

Name	Aggregate Number of Outstanding Options
Mary Vermeer Andringa	8,903
David A. Brandon
Douglas D. French	30,673
Lord Brian Griffiths of Fforestfach	25,605
J. Barry Griswell
John R. Hoke III
James R. Kackley	50,090
Dorothy A. Terrell	30,848
David O. Ulrich	94,745
Michael A. Volkema

46 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Equity Compensation Plan Information
As noted in the Compensation Discussion and Analysis, we maintain certain equity compensation plans under which common stock is authorized for issuance to employees and directors in exchange for services. In addition, we maintain the Nonemployee Officer and Director Stock Option Plan, Long-Term Incentive Plan, Employees' Stock Purchase Plan, and various employee ownership and profit sharing plans under which common stock is authorized for issuance to employees and directors in exchange for services.

The following table sets forth certain information regarding the above referenced equity compensation plans as of May 28, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,954,070	$24.62	6,056,873(1)
Equity compensation plans not approved by security holders
Total	2,954,070	$24.62	6,056,873

(1)
The number of shares remaining available for future issuance under our plans for awards other than options is limited to 12 percent of the shares authorized by shareholders. There are 247,202 shares remaining available for future issuance for awards other than options.

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and officers, as well as any person holding more than 10 percent of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were timely filed by such persons during the last fiscal year except for Gregory Bylsma and Kenneth Goodson, who each had one delinquent filing for a sale transaction and Andrew Lock who had one delinquent filing for a grant award.

47 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Certain Relationships and Related Party Transactions
The Board of Directors has adopted a policy on Related Party Transactions. Under that policy, with certain limited exceptions, all proposed transactions between the Company and any directors or officers or their respective affiliates are required to be reported to the Nominating and Governance Committee prior to entering into such a transaction. Management is obligated to provide that committee with information relating to the terms and conditions of the proposed transaction, how it complies with the policy, and if the proposed transaction is with a director, advise the Committee if the transaction would impact that director's status as an independent director. The Nominating and Governance Committee has the authority to determine whether the proposed transaction is exempt from approval or, if not, approve the transaction as compliant with the policy or refer the matter to the Board of Directors. All approved or exempted transactions must be reported by the Committee to the full Board of Directors.
In order to approve a transaction under the policy, the Nominating and Governance Committee must determine that either (1) the dollar amount of the transaction and other transactions with the director during that year is less than $100,000, and, for any director that is a member of the Audit Committee, does not constitute a proscribed consulting, advisory, or other compensated fee, or (2) if the proposed transaction is for the acquisition of products or services and is either less than $100,000 or is subject to a bid process involving three or more competing parties, and the transaction is in the best interest of the Company and its shareholders, provided that (a) management determined that the proposed transaction will provide the best value for the Company, (b) the compensation is consistent with the proposals submitted by the other bidders, and (c) the director did not directly participate in the proposal process.
J. Barry Griswell was previously the Chairman of the Board of Directors and Chief Executive Officer of Principal Financial Group, Inc. In December 2007 the Company sought bids in connection with $200 million in Private Placement Notes. Nineteen different bids were received totaling approximately $400 million in subscriptions. One of the bids received was from the Principal Financial Group. Mr. Griswell did not participate in the bid process or discuss it with management of the Company. Based upon the pricing of their bid and management's recommendation, the Committee determined that the transaction did not constitute a conflict of interest and was in the best interest of the Company and its shareholders. The Committee approved the inclusion of the Principal Financial Group, Inc. for $8 million within the current Debt Private Placement.

48 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Submission of Shareholder Proposals for the 2012 Annual Meeting
Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2012 Annual Meeting of Shareholders and to be included in our proxy materials for that meeting may do so in accordance with Rule 14a-8 promulgated under the Exchange Act, whereby (1) all applicable requirements of Rule 14a-8 must be satisfied, (2) the notice must include various stock ownership and related information detailed in our Bylaws, and (3) such proposals must be received by us at our principal executive offices at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302, no later than May 2, 2012.
Our bylaws, which are available on our website at www.hermanmiller.com/bylaws, contain certain procedural requirements that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before the annual meeting. These procedures require that notice of an intention to nominate a person for election to the Board and/or to bring an item of business before our 2012 annual meeting must be received in writing by our secretary at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302 no earlier than June 12, 2012 and no later than July 12, 2012. The notice must contain certain information about the shareholder making the proposal for nomination, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. As of August 30, 2011, no proposals to be presented at the 2011 Annual Meeting have been received by us.
Miscellaneous
The cost of the solicitation of proxies will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic means by a few of our regular employees. We may reimburse brokers and other people holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.
Our mailing for the fiscal year ended May 28, 2011, includes the Notice Regarding the Availability of Proxy Materials. A copy of the Notice of 2011 Annual Meeting of Shareholders and the 2011 Form 10-K (Annual Report) as well as the Proxy Statement both filed with the Securities and Exchange Commission are available, without charge, upon written request from the Secretary of the Company, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302.

Shareholders are urged to vote promptly. Questions related to your holdings can be directed as follows:

Computershare Investor Services, LLC, 250 Royall Street, Canton, Massachusetts 02021 Phone: 1-866-768-5723 inside the United States Phone: 1-781-575-2723 outside the United States http://www.computershare.com

By Order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board
August 30, 2011

49 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Appendix I HERMAN MILLER, INC., 2011 LONG-TERM INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1    Establishment of the Plan. Herman Miller, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan known as the "2011 Herman Miller, Inc. Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock-based awards to key employees of the Company and its subsidiaries. Upon approval by the Board of Directors of the Company, and subject to approval by the affirmative vote of holders of a majority of the shares of the Company's Common Stock present and entitled to vote at the 2011 Annual Meeting of the Shareholders of the Company, the Plan shall be effective as of the date of such meeting (the "Effective Date").

1.2    Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees.

1.3    Term of Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the Effective Date and may be terminated earlier by the Board as provided in Article 11.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1    "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Performance-Based Awards or Other Stock-Based Awards.

2.2    "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

2.3    "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

2.4    "Board" shall mean the Board of Directors of the Company.

2.5    "Cause" shall mean:

(a)    A material breach by the Participant of those duties and responsibilities of the Participant which (i) do not differ in any material respect from the duties and responsibilities of the Participant during the 90-day period immediately prior to such breach (other than due to Disability), (ii) is demonstrably willful and deliberate on the Participant's part, (iii) is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company, and (iv) is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or

(b)    The commission by the Participant of a felony involving moral turpitude.

2.6    "Change in Control" shall mean:

(a)    the acquisition by any individual, entity, or group (including any "person" within the meaning of Section 13(d)(3) of the Exchange Act, hereinafter "Person") of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35 percent or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or

50 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

(D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 2.6 shall be satisfied; and provided further that, for purposes of clause (B), (i) a Change in Control shall not occur solely because any Person becomes the beneficial owner of 35 percent or more of the Outstanding Company Common Stock or 35 percent or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company of Outstanding Company Common Stock or Outstanding Company Voting Securities that reduces the number of outstanding shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and (ii) if, after such acquisition by the Company, such Person becomes the beneficial owner of any additional shares of Outstanding Company Common Stock or any additional Outstanding Company Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

(b)    individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason within any 24-month period to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(c)    consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the "Surviving Corporation") (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation [or any corporation controlled by the Company] and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock of such corporation or 35 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(d)    consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the "Surviving Corporation") (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or such corporation [or any corporation controlled by the Company] and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock thereof or 35 percent or more of the combined voting

51 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale of other disposition.

2.7    "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.8    "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

2.9    "Common Stock" shall mean the Common Stock, $.20 par value per share, of the Company.

2.10    "Covered Employee" shall mean a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

2.11    "Disability" shall mean:

(a)    The inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b)    The receipt of income replacement benefits by a Participant for a period of not less than 3 months under an accident and health plan covering the Company's employees by reason of any medically determinable physical or mental impairment of the Participant which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.12    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.13    "Fair Market Value" shall mean the closing sales price per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ. If shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, "Fair Market Values" shall be determined by the Board of Directors for the Committee acting in good faith, in either case pursuant to any method consistent with the Code.

2.14    "Full Value Award" shall mean any Award under the Plan other than an Option or Stock Appreciation Right.

2.15    "Good Reason" shall mean without the Participant's express written consent, the occurrence of any of the following events after a Change in Control:

(a)    any of (i) the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant's position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control, (ii) a change in any material adverse respect in the Participant's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control or (iii) any removal or involuntary termination of the Participant from any position held by the Participant with the Company immediately prior to such Change in Control or any failure to re-elect the Participant to any position with the Company held by the Participant immediately prior to such Change in Control;

(b)    a reduction by the Company in the Participant's rate of annual base salary or annual target bonus as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(c)    any requirement of the Company that the Participant be based at a location in excess of 50 miles from the facility which is the Participant's principal business office at the time of the Change in Control; or

(d)    a reduction of at least 5% in the aggregate benefits provided to the Participant and the Participant's dependents under the Company's employee benefit plans (including, without limitation, retirement, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel, accident insurance plans and programs) in which the Participant is participating immediately prior to such Change in Control.

52 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

2.16    "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.17    "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

2.18    "Nonemployee Director" shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act.

2.19    "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

2.20    "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.21    "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.22    "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

2.23    "Performance-Based Award" shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards made subject to the achievement of performance goals specified by the Committee under the terms of Article 9.

2.24    "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

2.25    "Permitted Transferee" shall mean (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

2.26    "Prior Plan" shall mean the Herman Miller, Inc. Long-Term Incentive Plan, as amended.

2.27    "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

2.28    "Restricted Stock" shall mean an Award granted to a Participant under Article 8 of this Plan.

2.29    "Restricted Stock Unit" shall mean a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a Participant under Article 8 of this Plan.

2.30    "Stock Appreciation Right" or "SAR" shall mean a right granted to a Participant under Article 7 of this Plan.

2.31    "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.32    "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

53 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

ARTICLE 3
ADMINISTRATION

3.1    Committee Composition. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as (a) a Nonemployee Director, and (b) as an "outside director" within the meaning of Section 162(m)(4)(c)(i) of the Code. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.2    Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws, and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary, including the following:

(a)    To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

(b)    To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Performance-Based Awards, and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

(c)    To determine the number of shares of Common Stock to be covered by each Award;

(d)    To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, SAR Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, any performance conditions or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

(e)    To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

(f)    To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

(g)    To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred, provided that any such deferrals shall be made in a manner that complies with Section 409A of the Code..

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

3.3    Forfeiture. The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award on an account of actions taken by, or failed to be taken by, that Participant in violation or breach of or in conflict with any (a) agreement between the Company and each Participant, or (b) any Company policy or procedure (including the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers), or (c) any other obligation of such Participant to the Company as and to the extent specified in such Award Agreement. The Committee may terminate an outstanding Award if the Participant is terminated for Cause as defined in the Plan or the applicable Award Agreement or for "cause" as defined in any other agreement between the Company and such Participant, as applicable.

3.4    Recoupment. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company "clawback" or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

54 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

3.5    No Repricing. Subject to any adjustments that may be made under Article 13 of the Plan, the Company may not, without obtaining shareholder approval; (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

4.1    General. Subject to adjustment as provided in Section 4.2 and Article 14, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed three million shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with this Article 4 and Article 14 and with such rules and procedures as the Committee shall determine from time to time.

4.2    Share Usage.

(a)    Shares of Common Stock subject to an Award shall be counted as used as of the Award Date.

(b)    Any shares of Common Stock that are subject to Awards shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Common Stock for every one (1) share of Common Stock subject to an Award. The number of shares of Common Stock subject to an award of SARs shall be counted against the share issuance limit set forth in Section 4.1. The target number of shares issuable under a Performance Share shall be counted against the share issuance limit set forth in Section 4.1 as of the Award Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from the target number of shares.

(c)    Notwithstanding anything to the contrary in this Article 4, any shares of Common Stock subject to an Award under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, shall be available again for issuance under the Plan.

(d)    Notwithstanding anything to the contrary in this Article 4, the number of shares of stock available for issuance under the Plan shall not be increased by the number of shares of Common Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of stock upon exercise of an Option, or (ii) deducted or delivered from payment of an Award in connection with the Company's tax withholding obligations, or (iii) purchased by the Company with proceeds from Option exercises.

4.3    Limitations. Subject to the adjustments in this Article 4 and Article 14 of the Plan, of the total number of Plan Shares that may be issued or delivered pursuant to Awards under the Plan, (a) not more than forty percent (40%) of the total number of Plan Shares may be awarded in the form of Full Value Awards, and (b) not more than four hundred fifty thousand (450,000) Plan Shares may be awarded to any one Participant.

ARTICLE 5
ELIGIBILITY
The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

55 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

ARTICLE 6
STOCK OPTIONS

6.1    Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

6.2    Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

6.3    Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

6.4    Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

(a)    Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option.

(b)    Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Award Date.

(c)    Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

(d)    Exercisability. Except as provided in Article 11 and Article 14, (i) no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date and (ii) Options that vest solely by the passage of time shall not vest in full in less than three (3) years from the Award Date (but may vest pro-rata during such period). Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement.

(e)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 15.1 of the Plan.

(f)    Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted

56 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 15.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

(g)    Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Article 11 is applicable shall terminate upon expiration of such exercise period.

(h)    Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1    Awards of Stock Appreciation Rights or "SARs." A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Common Stock on the date of exercise over (b) the per-share exercise price of such SAR (the "SAR Price") as determined by the Committee. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Award Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Common Stock on the Award Date of such SAR.
7.2    Terms of SARs. Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:
(a)    Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Award.
(b)    SAR Price. The SAR Price per share of Common Stock shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Award Date.
(c)    Term. The term of each SAR shall be fixed by the Committee, but no SAR shall be exercisable more than ten (10) years after the date the SAR is granted.
(d)    Exercisability and Settlement. The Committee shall determine, on the Award Date, the time or times at which and the circumstances under which a SAR may be exercised, in whole or in part (including based on the achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Termination of Employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Common Stock shall be delivered or deemed to be delivered to a Participant, regardless of whether a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR. Notwithstanding the foregoing, except as provided in Article 11 and Article 14, (i) no SAR shall be exercisable either in whole or in part prior to the first anniversary of the Award Date, and (ii) SARs that vest solely by the passage of time shall not vest in full in less than three (3) years from the Award Date (but may vest pro rata during such period).
7.3    Transferability. SARs shall be subject to the transfer conditions of Options set forth in Section 6.4(f) above.

57 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof (a "Restriction Period"), and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock or Restricted Stock Units upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock or Restricted Stock Unit Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years. Notwithstanding the foregoing, and except as provided in Article 11 and Article 14: (a) Restricted Stock and Restricted Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Award Date (but may vest pro-rata during such period), and (b) Restricted Stock and Restricted Stock Units that vest upon the achievement of performance goals shall not vest, in full, in less than one (1) year from the Award Date.

8.2    Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)    Acceptance. Awards under this Article 8 must be accepted within a period of thirty (30) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock or Restricted Stock Units.

(b)    Legend for Restricted Stock Awards. To the extent that ownership of Restricted Stock is evidenced by a book-entry registration or a similar registration, such registration shall be notated to evidence that restrictions imposed on such Award of Restricted Stock under this Plan and the applicable Award Agreement. If the Company issues, in the name of the Participant to whom the Restricted Stock has been granted, a stock certificate in respect of such shares of Restricted Stock such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2011 Herman Miller, Inc. Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated . Copies of such Plan and Agreement are on file in the offices of the Company, 855 East Main Avenue, Zeeland, Michigan 49464."

(c)    Custody. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3    Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, dividends paid on Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved. All stock distributions, if any, received by a Participant with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.
8.4    Rights of Holders of Restricted Stock Units. Holders of Restricted Stock Units shall have no rights as shareholders of the Company, including the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock subject to such Restricted Stock Units, or to direct the voting of the shares of Common Stock subject to such Restricted Stock Units. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding shares of Common Stock, a cash payment for each such Restricted Stock Unit which is equal to the per-share dividend paid on such shares of Common Stock. Such Award Agreement also may provide that a cash payment shall be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such cash dividend is paid. Such cash payments paid in connection with Restricted Stock Units which vest or

58 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock Units are achieved. A holder of Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
8.5    Delivery of Shares. Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Common Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book entry or direct registration or a share certificate evidencing ownership of such shares of Common Stock shall be issued, free of all such restrictions, to the Participant or such Participant's beneficiary or estate, as the case may be.

ARTICLE 9
PERFORMANCE-BASED AWARDS

9.1    Performance-Based Awards. The Committee, at any time, and from time to time, may grant Performance-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine. Each grant of a Performance-Based Award shall have an initial value or target number of shares of Common Stock that is established by the Committee at the time of grant. The Committee shall establish (a) performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares subject to a Performance-Based Award that will be paid out to the Participant, and (b) the Performance Period, which shall mean the period of time during which the performance goals must be achieved in order to determine the degree of payout after vesting with respect to any such Performance-Based Award. Except as provided in Article 11 and Article 13, the Performance Period may not be less than one (1) year from the applicable Award Date.

9.2    Form of Payment and Timing of Performance-Based Awards. Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement. Earned Performance-Based Awards may be paid in shares of Common Stock and shall be payable, to the extent earned, at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved. Any shares of Common Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement.

9.3    Performance-Based Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Participant should constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Award shall be contingent upon the achievement of pre-established performance goals and other terms set forth in this Section 9.3.

(a)    Performance Goals Generally. The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee, consistent with this Section 9.3. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. The Committee may determine that such Awards shall be granted, exercised and/or settled upon the achievement of any single performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted among Participants.

(b)    Performance Measures. The performance goals for Performance-Based Awards to a Covered Employee which are intended to qualify as qualified performance-based compensation, shall be limited to the following "Performance Measures," with or without adjustment:

(1)    adjusted earnings;

(2)    return on equity (which includes adjusted return on equity);

(3)    earnings per share growth (which includes adjusted earnings per share growth);

(4)    basic earnings per common share;

(5)    diluted earnings per common share;

(6)    adjusted earnings per common share;

59 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

(7)    net income;

(8)    adjusted earnings before interest and taxes;

(9)    earnings before interest, taxes, depreciation and amortization;

(10)    operating cash flow;

(11)    EVA® performance under the Company's EVA® Management System Technical Manual;

(12)    operations and maintenance expense;

(13)    total shareholder return;

(14)    operating income;

(15)    strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, new growth opportunities, market penetrations, and goals relating to the acquisitions or divestitures, or goals relating to capital-raising and capital management.

(16)    common share price; and

(17)    any combination of the foregoing.

The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of the Performance Measures specified in this Article 9.

(c)    Evaluation of Performance. The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) a Change in Control; (b) a declaration and distribution of stock dividends or stock splits; (c) mergers, consolidations or reorganizations; (d) acquisitions or dispositions of material business units; (e) extraordinary, non-core, non-operating or non-recurring items; (f) infrequently occurring or extraordinary gains or losses; and (g) any restructuring. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as performance-based compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

(d)    Adjustment of Performance-Based Compensation. The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Section 162(m) of the Code for deductibility. In the event that applicable laws or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Section 162(m) of the Code.

(e)    Status of Awards Under Section 162(m). It is the intent of the Company that Awards under Section 9.3 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Accordingly, the terms of Section 9.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan or any Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirement.

ARTICLE 10
OTHER STOCK-BASED AWARDS

10.1    Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to other Awards under this Plan. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or

60 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

10.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 9 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

(a)    Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)    Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

(c)    Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)    Waiver of Limitation. In the event of the Participant's Disability or death, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

(e)    Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

ARTICLE 11
TREATMENT OF AWARDS UPON AND SUBSEQUENT TO
TERMINATION OF EMPLOYMENT

11.1    Termination of Employment for Reasons other than Retirement, Disability or Death. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Employment for any reason other than Retirement or on account of Disability or death, Awards under this Plan shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have vested at the date of such Termination of Employment shall not have been fully exercised, be exercisable, in whole or in part, at any time and within a period of three (3) months following Termination of Employment, subject to prior expiration of the term of such Option and/or SAR.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

(c)    Performance-Based Awards. Any Performance-Based Awards held by the Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

11.2    Termination of Employment for Disability. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Employment by reason of Disability, Awards under this Plan shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have vested at the date of such Termination of Employment and shall not have been fully exercised, be exercisable in whole or in part, for a period of five (5) years following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after Disability, the Participant's Options and/or SAR's shall be exercisable in accordance with Section 11.4 below.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by a Participant as of the date of his or her Disability shall become immediately vested as of such date.

61 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

(c)    Performance Shares. The number of shares subject to a Participant's Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment service subsequent to the Award Date, and the denominator of which shall be the number of full calendar months during the Performance Period. The Participant's actual number of shares subject to the Award shall vest, in full, at the end of the Performance Period.

11.3    Termination of Employment for Retirement. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Employment by reason of Retirement, Awards under this Plan shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant for a period of less than twelve (12) consecutive months after the Award Date shall be deemed vested by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of full calendar months of employment service subsequent to the date of the Award, and the denominator of which is twelve (12). Conditioned upon Participant's compliance with the noncompete covenant set forth in the Award Agreement, each Option and SAR held by the Participant for a period of twelve (12) consecutive months or greater after the Award Date shall continue to vest in accordance with the stated vesting period, provided that such period not exceed five (5) years from the Participant's Termination of Employment. Conditioned upon Participant's compliance with the noncompete covenant set forth in the Award Agreement, the Participant shall have the right to exercise such Option and/or SAR, to the extent vested, following the expiration of the noncompete covenant and prior to the fifth (5th) anniversary of the Participant's Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement, the Participant's Options and/or SAR's shall be exercisable in accordance with Section 11.4 below.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant for a period of less than twelve (12) consecutive months after the Award Date shall be deemed vested by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of full calendar months of employment service subsequent to the date of the Award, and the denominator of which is twelve (12). Any shares of Restricted Stock or Restricted Stock Units held by the Participant for a period of twelve (12) consecutive months or greater after the Award Date shall be deemed vested in full. Conditioned upon Participant's compliance with the noncompete covenant set forth in the Award Agreement, the shares subject to the Restricted Stock or Restricted Stock Units shall be distributable to the Participant following the expiration of the noncompete covenant.

(c)    Performance-Based Awards. The number of shares subject to a Participant's Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment service subsequent to the Award Date and the denominator of which is twelve (12). Condition upon Participant's compliance with the noncompete covenant set forth in the Award Agreement, the Participant's actual number of shares subject to the Award shall vest, in full, at the end of the later of the Performance Period or the expiration of the noncompete covenant.

11.4    Termination of Employment for Death. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Employment due to death, Awards under this Plan, shall be treated as follows:

(a)    Options and SAR's. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have vested at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative or the estate of the Participant, or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance, only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company, at any time within five (5) years after the date of death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Sections 11.2 and 11.3, at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of the Option and/or SAR and any other limitation on the exercise of such Option and/or SAR in effect at the date of exercise.

(b)    Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant at the date of death while employed by the Company shall become immediately vested as of the date of death.

(c)    Performance-Based Awards. The number of shares subject to a Participant's Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment service subsequent to the date of death, and the denominator of which shall be the number of full calendar months during the Performance Period. The Participant's actual number of shares subject to the Award shall vest, in full, at the end of the Performance Period.

62 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

ARTICLE 12
TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 14); (ii) change the definition of employees eligible to receive Awards under this Plan; or (iii) otherwise materially increase the benefits to Participants under the Plan. The Committee may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article 14, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 13
UNFUNDED PLAN

This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 14
ADJUSTMENT PROVISION

14.1    Antidilution. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company, the number and kinds of shares of stock for which grants of Awards may be made under the Plan, including the share limits set forth in Article 4, shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Participant in such Award immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. Notwithstanding the foregoing, in the event of any distribution to the Company's shareholders of securities of any other entity or other asset (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

14.2    Reorganization in Which the Company is the Surviving Entity Which Does Not Constitute a Change in Control. If the Company is the surviving entity in any reorganization, merger or consolidation of the Company with one or more entities which does not constitute a Change in Control, any Option, SAR, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option, SAR, Restricted Stock or Restricted Stock Unit would have been entitled immediately following such transaction, with a corresponding, proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Common Stock remaining subject to the Option or SAR as in effect immediately prior to such transaction. Subject to the contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of such transaction. In the event of any transaction referred to in this Section 14.2, Performance-Based Awards shall be adjusted (including any adjustment to the performance goals or Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Common Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such transaction.

In connection with a transaction under this Section 14.2 or transaction involving the acquisition by the Company of the equity interests of another enterprise, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Common Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Common

63 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

Stock subject to any such assumed awards and substitute awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of Plan Shares otherwise available for issuance under the Plan, subject to applicable rules of NASDAQ or of any stock exchange on which the Common Stock is listed.

14.3    Change in Control in Which Awards Are Not Assumed. Except as otherwise provided in the applicable Award Agreement, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Awards:

(a)    for Awards other than Performance-Based Awards,

(i)    all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested and the shares of Common Stock subject thereto shall be delivered immediately prior to the occurrence of such Change in Control, and fifteen (15) days prior to the scheduled consummation of such Change in Control, all outstanding Options and SARs shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days; or

(ii)    the Committee may elect, in its sole discretion, to cancel any outstanding awards of Options, SARs, Restricted Stock and Restricted Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock and Restricted Stock Units (for shares of Common Stock subject thereto) equal to the formula or fixed price per share paid or payable to holders of shares of Common Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Common Stock subject to such Options or SARs (the "Award Stock") multiplied by the amount, if any, by which (x) the formula or fixed price per share paid or payable to holders of shares of Common Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b)    For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply). If at least half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares based on actual performance to date (or into Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(c)    Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company's establishment of an exercise window, (a) any exercise of an Option or SAR during the fifteen (15)-day period referred above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such termination to all Participants or Permitted Transferees who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

14.4    Change in Control in which Awards are Assumed or the Company is the Surviving Entity. If a Change in Control occurs and the Company is the surviving entity and any adjustments necessary to preserve the intrinsic value of the Participant's outstanding Awards have been made, or the Company's successor at the time of the Change in Control irrevocably assumes the Company's obligations under this Plan or replaces the Participants' outstanding Awards having substantially the same intrinsic value and having terms and conditions no less favorable to the Participant than those applicable to the Participants' Awards immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable, in full, only if within two years after the Change in Control the Participant's employment:

(a)    is terminated without Cause;

(b)    terminates with "Good Reason"; or

(c)    terminates under circumstances that entitle the Participant to accelerated exercisability under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.

64 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

14.5    Adjustments by Committee. Any adjustments pursuant to this Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 15
GENERAL PROVISIONS

15.1    Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2    No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

15.3    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date" up to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, up to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

15.4    No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

15.5    Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

15.6    Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

15.7    Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

15.8    Section 409A of the Code. The Company intends to administer this Plan in order to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Company determines that a Participant would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

65 Herman Miller, Inc., and Subsidiaries                                                                                                                                 2011 Proxy Statement

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